UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.    )

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PURE STORAGE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Pure Storage, Inc.

650 Castro Street, Suite 400

Mountain View, California 94041

Notice of Annual Meeting of Stockholders

To Be Held On June 20, 2017 at 10:00 a.m. PT

To the Stockholders of Pure Storage, Inc.

On behalf of our board of directors, it is our pleasure to invite you to attend the 2017 annual meeting of stockholders of Pure Storage, Inc., a Delaware corporation (Pure Storage). The meeting will be held virtually, via live webcast at www.virtualshareholdermeeting.com/PSTG2017, originating from Mountain View, California, on Tuesday, June 20, 2017 at 10:00 a.m. Pacific Time, for the following purposes:

1.	To elect three Class II directors, Mark Garrett, Frank Slootman, and Mike Speiser, to serve until our annual meeting of stockholders in 2020;

2.	To ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2018;

3.	To consider an advisory vote on Pure Storage’s executive compensation, as described in this proxy statement;

4.	To consider an advisory vote on the frequency of future stockholder advisory votes on Pure Storage’s executive compensation;

5.	To re-approve the provisions of the 2015 Equity Incentive Plan relating to Section 162(m) of the Internal Revenue Code of 1986; and

6.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy materials accompanying this notice.

The record date for the meeting is April 25, 2017. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors

Scott Dietzen
Chief Executive Officer

Mountain View, California

May 8, 2017

You are cordially invited to attend the virtual annual meeting. Whether you expect to attend the meeting, you are urged to vote and submit your proxy by following the procedures described in the proxy card. Even if you have voted by proxy, you may still vote during the meeting. Please note, however, that if your shares are held of record by a broker, bank or other agent and you wish to vote during the meeting, you must follow the instructions from such agent.

Pure Storage, Inc.

650 Castro Street, Suite 400

Mountain View, California 94041

Proxy Statement

For the 2017 Annual Meeting of Stockholders

To Be Held On June 20, 2017 at 10:00 a.m. PT

Our board of directors is soliciting your proxy to vote at the 2017 annual meeting of stockholders of Pure Storage, Inc., a Delaware corporation (Pure Storage), to be held virtually, via live webcast at www.virtualshareholdermeeting.com/PSTG2017, originating from Mountain View, California, on Thursday, June 20, 2017 at 10:00 a.m. Pacific Time, and any adjournment or postponement thereof.

For the meeting, we have elected to furnish our proxy materials, including this proxy statement and our Annual Report on Form 10-K, to our stockholders primarily via the internet. Beginning on or about May 8, 2017, we mailed to our stockholders a Notice of Internet Availability of Proxy Materials (the Notice) that contains notice of the meeting and instructions on how to access our proxy materials on the internet, how to vote at the meeting, and how to request printed copies of the proxy materials. Stockholders may request to receive all future materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. A stockholder’s election to receive proxy materials by mail or email will remain in effect until revoked. We encourage stockholders to take advantage of the availability of the proxy materials on the internet to help reduce the environmental impact and cost of our annual meetings.

Only stockholders of record at the close of business on April 25, 2017 will be entitled to vote at the meeting. On this record date, there were 93,051,400 shares of Class A common stock and 114,863,423 shares of Class B common stock outstanding and entitled to vote (common stock). Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to ten votes per share of Class B common stock. The holders of shares of common stock will vote together as a single class on all matters submitted to a vote at the meeting. A list of stockholders entitled to vote at the meeting will be available for examination during normal business hours for ten days before the meeting at our address above. The stockholder list will also be available online during the meeting. If you plan to attend the meeting online, please see the instructions on page 2 of this proxy statement.

In this proxy statement, we refer to Pure Storage, Inc. as “Pure Storage,” “we” or “us” and the board of directors of Pure Storage as “our board of directors.” Pure Storage’s Annual Report on Form 10-K, which contains consolidated financial statements as of and for the year ended January 31, 2017, accompanies this proxy statement. You also may obtain a copy of Pure Storage’s Annual Report on Form 10-K for fiscal year 2017 that was filed with the Securities and Exchange Commission, without charge, by writing to our Secretary at our address above.

1.	Pure Storage | 2017 Proxy Statement

Questions and Answers

About these Proxy Materials and Voting

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the SEC), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the Notice) because the board of directors of Pure Storage, Inc. (Pure Storage) is soliciting your proxy to vote at the 2017 annual meeting of stockholders, including at any adjournments or postponements thereof. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or to request a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice.

We intend to mail the Notice on or about May 8, 2017 to all stockholders of record.

How do I attend and participate in the annual meeting online?

We will be hosting the meeting via live webcast only. Any stockholder can attend the meeting live online at www.virtualshareholdermeeting.com/PSTG2017. The webcast will start at 10:00 a.m. Pacific Time. Stockholders may vote and submit questions while attending the meeting online. The webcast will open 15 minutes before the start of the meeting. In order to enter the meeting, you will need the control number, which is included in the Notice or on your proxy card if you are a stockholder of record of shares of common stock, or included with your voting instruction card and voting instructions received from your broker, bank or other agent if you hold your shares of common stock in a “street name.” Instructions on how to attend and participate online are available at www.virtualshareholdermeeting.com/PSTG2017.

Who can vote at the meeting?

Only stockholders of record at the close of business on April 25, 2017 will be entitled to vote at the meeting. On this record date, there were 93,051,400 shares of Class A common stock and 114,863,423 shares of Class B common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If, on April 25, 2017, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If, on April 25, 2017, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the virtual annual meeting. Since you are not the stockholder of record, you may vote your shares online during the meeting only by following the instructions from your broker, bank or other agent.

Pure Storage | 2017 Proxy Statement	2.

What am I voting on?

There are five matters scheduled for a vote:

•	Election of three Class II directors to hold office until our 2020 annual meeting of stockholders;

•	Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018;

•	Approval, on an advisory basis, of Pure Storage’s executive compensation, as described in this proxy statement;

•	Approval, on an advisory basis, of an annual advisory vote to approve Pure Storage’s executive compensation; and

•

Re-approval of the provisions of the 2015 Equity Incentive Plan (2015 Plan) relating to Section 162(m) of the Internal Revenue Code of 1986 (Section 162(m)) to preserve our ability to receive potential corporate income tax deductions.

What if another matter is properly brought before the meeting?

Our board of directors knows of no other matters that will be presented for consideration at the meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are fairly simple as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote online during the meeting, vote by proxy through the internet, vote by proxy over the telephone, or vote by proxy using a proxy card that you may request. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the meeting, you may still attend online and vote during the meeting. In such case, your previously submitted proxy will be disregarded.

•	To vote online during the meeting, follow the provided instructions to join the meeting at www.virtualshareholdermeeting.com/PSTG2017, starting at 9:45 a.m. PT on June 20, 2017.

•	To vote online before the meeting, go to www.proxyvote.com.

•	To vote by telephone, call 1-800-690-6903.

•	To vote by mail, simply complete, sign and date the proxy card or voting instruction card, and return it promptly in the envelope provided.

If we receive your vote by internet or phone or your signed proxy card up until 11:59 p.m. Eastern Time the day before the meeting, we will vote your shares as you direct. To vote, you will need the control number in the Notice, on your proxy card or in the instructions that accompanied the proxy materials.

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Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a Notice containing voting instructions from that organization rather than from us. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote online during the meeting, you must follow the instructions from your broker, bank or other agent.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. Please be aware that you must bear any costs associated with your internet access.

Can I change my vote after submitting my proxy?

Yes. If you are a record holder of shares, you may revoke, subject to the voting deadlines above, your proxy using one of the following ways:

•	You may submit another properly completed proxy card with a later date.

•	You may grant a subsequent proxy by telephone or through the internet.

•	You may send a timely written notice that you are revoking your proxy to our Secretary at 650 Castro Street, Suite 400, Mountain View, California 94041.

•	You may attend and vote online during the meeting. Simply attending the meeting will not, by itself, revoke your proxy.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by such party.

What happens if I do not vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record and do not vote online during the meeting, through the internet, by telephone or by completing your proxy card, your shares will not be voted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner and do not instruct your broker, bank or other agent how to vote your shares, the question of whether your broker or nominee will still be able to vote your shares depends on whether the New York Stock Exchange (NYSE) deems the particular proposal to be a “routine” matter. Brokers and nominees can use their discretion to vote “uninstructed” shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the NYSE, “non-routine” matters are matters that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if not contested), executive compensation, and certain corporate governance proposals, even if management-supported. Accordingly, your broker or nominee may not vote your shares on Proposals 1, 3, 4 or 5 without your instructions, but may vote your shares on Proposal 2 even in the absence of your instruction.

Please instruct your bank, broker or other agent to ensure that your vote will be counted.

Pure Storage | 2017 Proxy Statement	4.

What if I return a proxy card or otherwise vote but do not make specific choices?

If you return a signed and dated proxy card or otherwise vote, your shares will be voted FOR the election each of the nominees for Class II director, FOR the ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm, FOR the advisory approval of executive compensation, FOR the advisory “one year” as the preferred frequency for votes on advisory approval of executive compensation and FOR the re-approval of the provisions of the 2015 relating to Section 162(m) to preserve our ability to receive potential corporate income tax deductions. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his best judgment.

How many votes do I have?

Each holder of Class A common stock will have the right to one vote per share of Class A common stock and each holder of Class B common stock will have the right to ten votes per share of Class B common stock. The holders of shares of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote at the meeting.

How many votes are needed to approve each proposal?

•	Proposal 1: The three nominees for Class II directors that receive the highest number of FOR votes will be elected.

•

Proposal 2: The ratification of the selection of our independent registered public accounting firm must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal.

•

Proposal 3: The advisory approval of Pure Storage’s executive compensation must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal.

•	Proposal 4: The choice of frequency for votes on advisory approval of executive compensation that receives the highest number of FOR votes will be considered the advisory vote of our stockholders.

•

Proposal 5: The re-approval of the provisions of the 2015 Plan relating to Section 162(m) to preserve our ability to receive potential corporate income tax deductions must receive FOR votes from the holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.”

How are broker non-votes and abstentions treated?

If your shares of voting common stock are held by a broker on your behalf, and you do not instruct the broker as to how to vote these shares on Proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. With respect to Proposal 1, 3, 4 or 5, the

5.	Pure Storage | 2017 Proxy Statement

broker may not exercise discretion to vote on those proposals. Such event would constitute a “broker non-vote,” and these shares will not be counted as having been voted on the applicable proposal. However, broker non-votes will be considered present and entitled to vote at the meeting and will be counted in determining whether or not a quorum is present. Please instruct your broker so your vote can be counted.

If stockholders abstain from voting, the applicable shares of voting common stock will be considered present and entitled to vote at the meeting and will be counted in determining whether or not a quorum is present. With respect to Proposal 1, abstentions are not considered votes cast FOR or AGAINST a nominee’s election and will have no effect in determining whether a nominee for director has received sufficient votes. With respect to Proposal 2, 3 and 5, abstentions are considered in determining the number of votes required to obtain the necessary majority vote for the proposal and will have the same effect as voting against the proposal. With respect to Proposal 4, abstentions will not have an effect on which choice receives the highest number of FOR votes.

Who counts the votes?

We have engaged Broadridge Financial Solutions as our independent agent to tabulate stockholder votes. If you are a stockholder of record, and you choose to vote over the internet (either prior to or during the meeting) or by telephone, Broadridge will access and tabulate your vote electronically, and if you choose to sign and mail your proxy card, your executed proxy card is returned directly to Broadridge for tabulation. As noted above, if you hold your shares through a broker, your broker (or its agent for tabulating votes of shares held in street name, as applicable) returns one proxy card to Broadridge on behalf of all its clients.

Who is paying for this proxy solicitation?

We will pay for the cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid additional compensation for soliciting proxies. We may reimburse brokers, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the instructions on the Notices to ensure that all your shares are voted.

When are stockholder proposals due for next year’s annual meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 8, 2018, to our Secretary at 650 Castro Street, Suite 400, Mountain View, California 94041; provided that if the date of next year’s meeting is earlier than May 21, 2018 or later than July 20, 2018, the deadline will be a reasonable time before we begin to print and send our proxy materials for next year’s meeting. If you wish to nominate a director or submit a proposal that you do not desire to be included in next year’s proxy materials, you must do so between February 20, 2018 and March 22, 2018; provided that if the date of that annual meeting of stockholders is earlier than May 21, 2018 or later than July 20, 2018, you must give the required notice not earlier than the 120th day prior to the meeting date and not later than the 90th day prior to the meeting date or, if later, the 10th day following the day on which public disclosure of that meeting date is first made. You are also advised to review our amended and restated bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Pure Storage | 2017 Proxy Statement	6.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the aggregate voting power of the shares of common stock entitled to vote at the meeting are present at the meeting or represented by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote during the meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of the aggregate voting power of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

We expect that preliminary voting results will be announced during the meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the meeting.

What does it mean if multiple members of my household are stockholders but we only received one Notice or full set of proxy materials in the mail?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for notices and proxy materials with respect to two or more stockholders sharing the same address by delivering a single Notice or set of proxy materials addressed to those stockholders. In accordance with a prior notice sent to certain brokers, banks, dealers or other agents, we are sending only one Notice or full set of proxy materials to those addresses with multiple stockholders unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” allows us to satisfy the requirements for delivering Notices or proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of these documents. Householding helps to reduce our printing and postage costs, reduces the amount of mail you receive and helps to preserve the environment. If you currently receive multiple copies of the Notice or proxy materials at your address and would like to request “householding” of your communications, please contact your broker. Once you have elected “householding” of your communications, “householding” will continue until you are notified otherwise or until you revoke your consent.

7.	Pure Storage | 2017 Proxy Statement

Proposal 1

Election Of Directors

Our board of directors consists of eight members. At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election until the third annual meeting following the election. Our directors are divided into the three classes as follows:

•	Class II directors: Messrs. Garrett, Slootman and Speiser, whose terms will expire at the upcoming meeting;

•	Class III directors: Dr. Sands and Messrs. Bhusri and Volpi, whose terms will expire at the annual meeting of stockholders to be held in 2018; and

•	Class I directors: Mr. Colgrove and Dr. Dietzen, whose terms will expire at the meeting of stockholders to be held in 2019.

Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors. The division of our board of directors into three classes with staggered three-year terms may delay or prevent a change of our management or a change in control of Pure Storage.

Messrs. Garrett, Slootman and Speiser, are currently directors of Pure Storage and have been nominated to serve as Class II directors. Each of these nominees has agreed to stand for reelection at the meeting. Our management has no reason to believe that any nominee will be unable to serve. If elected at the meeting, each of these nominees would serve until the annual meeting of stockholders to be held in 2020 and until his successor has been duly elected, or if sooner, until the director’s death, resignation or removal.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present at the meeting or represented by proxy and entitled to vote on the election of directors. Accordingly, the two nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named above. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead will be voted for the election of a substitute nominee proposed by us.

Nominees

Our nominating and corporate governance committee seeks to assemble a board of directors that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the committee has identified and evaluated nominees in the broader context of our board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities deemed critical to effective functioning of our board of directors. Each of the nominees listed below is currently a director and was elected or appointed to our board of directors prior to our initial public offering.

Our board of directors recommends a vote FOR each Class II director nominee above.

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The following table sets forth, for the Class II nominees and our other directors who will continue in office after the meeting, their ages and position/office held with us as of the date of this proxy statement:

Name	Age	Position/Office Held With Pure Storage
Class II directors for election at the 2017 Annual Meeting of Stockholders
Mike Speiser	46	Co-Chairman
Mark Garrett(1)	59	Director
Frank Slootman (2)	58	Director
Class III directors whose terms expire at the 2018 Annual Meeting of Stockholders
Aneel Bhusri(2)	51	Director
Anita Sands(1)(3)	40	Director
Michelangelo Volpi(1)(3)	50	Director
Class I directors whose terms expire at the 2019 Annual Meeting of Stockholders
Scott Dietzen	54	Chief Executive Officer and Director
John “Coz” Colgrove	54	Founder, Chief Technology Officer and Co-Chairman

(1)	Member of the audit committee.
(2)	Member of the compensation committee.
(3)	Member of the nominating and corporate governance committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the meeting. This includes information regarding each director’s experience, qualifications, attributes or skills that led our board of directors to recommend them for board service.

Nominees for Election Until the 2020 Annual Meeting of Stockholders

Mike Speiser has served on our board of directors since October 2009 and as Co-Chairman of our board of directors since May 2014. Since 2008, Mr. Speiser has served as a Managing Director at Sutter Hill Ventures, a venture capital firm. From 2007 to 2008, Mr. Speiser served as Vice President of Community Products at Yahoo! Inc. From 2006 to 2007, Mr. Speiser served as President and Chief Executive Officer of Bix, Inc., an internet company that Mr. Speiser founded. From 2005 to 2006, Mr. Speiser served as a technical advisor to Symantec. From 2001 to 2005, Mr. Speiser served as Vice President of Product Management and Product Marketing at Veritas Software. Mr. Speiser earned a B.A. in Political Science from the University of Arizona and an M.B.A. from Harvard Business School. Mr. Speiser’s qualifications for board service include his early and active involvement with Pure Storage and his extensive leadership and operational experience, as well as his perspective as a venture investor.

Mark Garrett has served on our board of directors since July 2015. Since 2007, Mr. Garrett has served as Executive Vice President and Chief Financial Officer of Adobe Systems Incorporated, a producer of creative and digital marketing software. From 2004 to 2007, Mr. Garrett served as Senior Vice President and Chief Financial Officer of the Software Group of EMC Corporation, an information technology company. From 2002 to 2004 and from 1997 to 1999, Mr. Garrett served as Executive Vice President and Chief Financial Officer of Documentum, Inc., including throughout its acquisition by EMC in December 2003. Mr. Garrett served on the boards of directors of Model N, Inc. from 2008 to 2016 and Informatica Corporation from 2008 to 2015. Mr. Garrett earned a B.S. in accounting and marketing

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from Boston University and an M.B.A. from Marist College. Mr. Garrett’s qualifications for board service include his extensive management and financial experience, as well as his relevant industry knowledge.

Frank Slootman has served on our board of directors since May 2014. Since October 2016, Mr. Slootman has served as the Chairman of ServiceNow, Inc., an enterprise IT cloud company. From May 2011 to April 2017, Mr. Slootman served as President and Chief Executive Officer and as a member of the board of directors of ServiceNow. From January 2011 to April 2011, Mr. Slootman served as a Partner with Greylock Partners, a venture capital firm. From 2011 to 2012, Mr. Slootman served as an advisor to EMC Corporation. From 2009 to 2011, Mr. Slootman served as President of the Backup Recovery Systems Division at EMC. From 2003 to 2009, Mr. Slootman served as President and Chief Executive Officer of Data Domain Corporation, an information technology company, which was acquired by EMC in 2009. Mr. Slootman served as a member of the board of directors of Imperva, Inc. from 2011 to 2016. Mr. Slootman earned undergraduate and graduate degrees in Economics from the Netherlands School of Economics, Erasmus University Rotterdam. Mr. Slootman’s qualifications for board service include his extensive executive leadership and operational experience, as well as his relevant industry knowledge.

Directors Continuing in Office Until the 2018 Annual Meeting of Stockholders

Aneel Bhusri has served on our board of directors since July 2010. Since 1999, Mr. Bhusri has served as a partner at Greylock Partners, a venture capital firm. Since 2005, Mr. Bhusri has served as a member of the board of directors of Workday, Inc., an enterprise cloud application provider that he co-founded, as Co-Chief Executive Officer from September 2009 to May 2014, as Chairman from January 2012 to May 2014, and as Chief Executive Officer from May 2014. From 1993 to 2004, Mr. Bhusri held a number of senior management positions with PeopleSoft, Inc., a human resource management systems company, including Senior Vice President, Product Strategy, Marketing and Business Development and from 1999 to 2002 and in 2004, as Vice Chairman of the Board of Directors of PeopleSoft. Mr. Bhusri currently serves on the board of directors of Intel Corporation. From 2002 to 2009, Mr. Bhusri was a member of the board of directors of Data Domain Corporation, where he held the position of Chairman from 2007 to 2009. Mr. Bhusri earned a B.S. in Electrical Engineering and a B.A. in Economics from Brown University and an M.B.A. from Stanford University. Mr. Bhusri currently serves on the board of directors of a number of privately held companies. Mr. Bhusri’s qualifications for board service include his extensive executive leadership and operational experience, including his service as an executive and director of multiple high growth technology companies.

Anita Sands has served on our board of directors since July 2015. From April 2012 to September 2013, Dr. Sands served as Group Managing Director and Head of Change Leadership and a member of the Wealth Management Americas Executive Committee of UBS Financial Services, a global financial services firm. From April 2010 to April 2012, Dr. Sands served as Group Managing Director and Chief Operating Officer of Wealth Management Americas at UBS Financial Services. From October 2009 to April 2010, Dr. Sands served as Transformation Consultant at UBS Financial Services. From 2008 to 2009, Dr. Sands served as Managing Director, Head of Transformation Management at Citigroup’s Global Operations and Technology organization. Prior to that, Dr. Sands also held several leadership positions with RBC Financial Group and CIBC. Dr. Sands currently serves on the board of directors of Symantec, and ServiceNow. Dr. Sands earned a B.S. in Physics and Applied Mathematics from The Queen’s University of Belfast, Northern Ireland, a Ph.D. in Atomic and Molecular Physics from The Queen’s University of Belfast, Northern Ireland and a M.S. in Public Policy and Management from Carnegie Mellon University. Dr. Sands’ qualifications for board service include her extensive leadership and operational experience at global financial services firms, as well as her service as a director of multiple large technology companies.

Pure Storage | 2017 Proxy Statement	10.

Michelangelo Volpi has served on our board of directors since April 2014. Since July 2009, Mr. Volpi has served as a partner at Index Ventures, a venture capital firm. From 2007 to 2009, Mr. Volpi served as Chief Executive Officer for Joost Inc., an internet video services company. From 1994 to 2007, Mr. Volpi served in various executive roles at Cisco Systems, Inc., a technology company, including Chief Strategy Officer and Senior Vice President and General Manager, Routing and Service Provider Group. Mr. Volpi currently serves on the board of directors of Hortonworks, Inc., Exor S.p.A. and a number of privately held companies. Mr. Volpi served on the board of directors of Telefonaktiebolaget L.M. Ericsson from 2010 to 2013. Mr. Volpi earned a B.S. in Mechanical Engineering, an M.S. in Manufacturing Systems Engineering and an M.B.A. from Stanford University. Mr. Volpi’s qualifications for board service include his leadership experience, expertise as a venture capital investor and knowledge regarding the enterprise technology industry.

Directors Continuing in Office Until the 2019 Annual Meeting of Stockholders

Scott Dietzen has served as our Chief Executive Officer and as a member of our board of directors since October 2010. From 2007 to 2009, Dr. Dietzen served in various roles at Yahoo! Inc., an internet technology company, including as interim Senior Vice President of Yahoo! Communications and Communities. From 2005 to 2007, Dr. Dietzen served as President and Chief Technology Officer of Zimbra, Inc., a provider of open source messaging and collaboration software until its sale to Yahoo! in 2007. From 1998 to 2004, Dr. Dietzen served in various roles at BEA Systems, Inc., including as BEA Systems’ Chief Technology Officer. He had served as Vice President, Marketing at WebLogic, Inc., a provider of web application servers, which BEA Systems acquired in 1998. Dr. Dietzen previously served as Principal Technologist at Transarc Corporation, a filesystem software company, which was acquired by IBM. He earned a B.S. in Applied Mathematics and Computer Science and a M.S. and Ph.D. in Computer Science from Carnegie Mellon University. Dr. Dietzen’s qualifications for board service include his deep technology background and his extensive leadership experience across a range of technology companies.

John “Coz” Colgrove has served as our Chief Technology Officer and as a member of our board of directors since founding Pure Storage in October 2009. Since May 2014, Mr. Colgrove has served as Co-Chairman of our board of directors. In 2009, Mr. Colgrove served as an Entrepreneur in Residence at Sutter Hill Ventures, a venture capital firm. From 2005 to 2008, Mr. Colgrove served as a Fellow and Chief Technology Officer for the Datacenter Management Group of Symantec Corporation, an information security firm. Mr. Colgrove was one of the founding engineers and a Fellow at Veritas Software Corp., a provider of storage management solutions, which merged with Symantec in 2005. Mr. Colgrove earned his B.S. in Computer Science from Rutgers University and holds over 125 patents in the areas of computer system and data storage design. Mr. Colgrove’s qualifications for board service include his industry knowledge and his experience as a founder of Pure Storage, as well as his leadership experience and deep technical expertise.

Executive Officers

The following is biographical information for our executive officers not discussed above, as of the date of this proxy statement:

Name	Age	Position/Office Held With Pure Storage
David Hatfield	49	President
Timothy Riitters	44	Chief Financial Officer

David Hatfield has served as our President since January 2013. From March 2007 to January 2013, Mr. Hatfield served as Senior Vice President of Worldwide Sales, Marketing, Products and

11.	Pure Storage | 2017 Proxy Statement

Services and President of SaaS at Limelight Networks, Inc., a digital presence management software company, where he was responsible for establishing their customer operations and global channel. From 2006 to 2007, Mr. Hatfield served as Vice President-General Manager of Professional Services for the Americas at Symantec and as Symantec’s Vice President of Sales from 2005 to 2006. From 2003 to 2005, Mr. Hatfield served as Vice President of Sales at Veritas Software. Mr. Hatfield earned a B.S. in Political Science from Santa Clara University.

Timothy Riitters has served as our Chief Financial Officer since August 2014. From January 2010 to August 2014, Mr. Riitters served as Senior Director of Corporate Finance at Google, Inc., an internet technology company, where he was responsible for overseeing their annual planning and budget process. From 2007 to 2010, Mr. Riitters served as Director, EMEA Financial Operations at Google, and from 2004 to 2007, as Finance Process Manager. From 2002 to 2004, Mr. Riitters served as a Senior Product Manager at Siebel Systems, Inc., a software company. Mr. Riitters previously worked at Deloitte & Touche LLP. Mr. Riitters is a certified public accountant (inactive) and earned a B.S. in Accounting from the University of Minnesota and an M.B.A. from Northwestern University.

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Proposal 2

Ratification of Selection of Independent

Registered Public Accounting Firm

Our board of directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018 and has further directed that management submit this selection for ratification by the stockholders at the meeting. Deloitte & Touche has served as our independent registered public accounting firm for our four prior fiscal years. Representatives of Deloitte & Touche are expected to be present during the meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Our board of directors is submitting this selection as a matter of good corporate governance and because we value our stockholders’ views on our independent registered public accounting firm. Neither our bylaws nor other governing documents or law require stockholder ratification of the selection of our independent registered public accounting firm. If the stockholders fail to ratify this selection, our board of directors will reconsider whether or not to retain that firm. Even if the selection is ratified, our board of directors may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of Pure Storage and its stockholders.

Vote Required

An affirmative vote from holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Deloitte & Touche.

Principal Accountant Fees and Services

The following table provides the aggregate fees for services provided by Deloitte & Touche for the fiscal years ended January 31, 2016 and 2017.

	Fiscal Year Ended January 31,
	2016	2017
Audit fees(1)	$2,886,679	$2,719,850
Tax fees(2)	425,841	606,402
All other fees	-	-
Total fees	$3,312,520	$3,326,252

(1)

Consists of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, including audited financial statements presented in our Annual Report on Form 10-K, review of the interim consolidated financial statements included in our quarterly reports and services normally provided in connection with regulatory filings. Fees for our fiscal year ended January 31, 2016 also consisted of professional services rendered in connection with our Registration Statement on Form S-1 related to the initial public offering of our Class A common stock completed in October 2015.

(2)	Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance.

Our board of directors recommends a vote FOR the selection of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending January 31, 2018.

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Pre-Approval Policies and Procedures

Consistent with the requirements of the SEC and the Public Company Accounting Oversight Board, regarding auditor independence, the audit committee has responsibility for appointing, setting compensation, and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the audit committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, Deloitte & Touche. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the audit committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the audit committee’s members, but the decision must be reported to the full audit committee at its next scheduled meeting.

All of the services provided by Deloitte & Touche for our fiscal years ended January 31, 2016 and 2017, described in the Principal Accountant Fees and Services table above were pre-approved by the audit committee or our board of directors. Our audit committee has determined that the rendering of services other than audit services by Deloitte & Touche is compatible with maintaining the principal accountant’s independence.

Audit Committee Report

The audit committee has reviewed and discussed the audited financial statements for the fiscal year ended January 31, 2017 with the management of Pure Storage. The audit committee has discussed with its independent registered public accounting firm, Deloitte & Touche LLP, the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. The audit committee has also received the written disclosures and the letter from its independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the audit committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the audit committee has recommended to our board of directors that the audited financial statements be included in Pure Storage’s Annual Report on Form 10-K for the fiscal year ended January 31, 2017.

The Audit Committee

Mark Garrett (chair)

Anita Sands

Michelangelo Volpi

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Pure Storage under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

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Proposal 3

Advisory Vote on Executive Compensation

We are seeking approval, on an advisory basis, of Pure Storage’s executive compensation for the fiscal year ended January 31, 2017, as described in this proxy statement below in the section titled “Executive Compensation—Compensation Discussion and Analysis,” the compensation tables and the narrative discussion relating to the compensation tables. This vote is not intended to address any specific item of compensation, and is rather intended to address the overall compensation of our named executive officers and the policies and practices described in this proxy statement.

Our compensation programs are overseen by our compensation committee and reflect our general compensation philosophy for all employees, including our executive officers. Our executive compensation program is designed to attract, motivate, reward and retain highly qualified executives and motivate them to pursue our corporate objectives while encouraging the creation of long-term value for our stockholders. We evaluate and reward our executive officers through compensation intended to motivate them to identify and capitalize on opportunities to grow our business and maximize stockholder value over time. We strive to provide an executive compensation program that is market competitive, rewards achievement of our business objectives and is designed to provide a foundation of fixed compensation (base salary) and a significant portion of performance-based compensation (short-term and long-term incentives) that are intended to align the interests of executive officers with those of our stockholders.

This vote is advisory and therefore not binding on Pure Storage or our board of directors. Our board of directors and its committees value the opinions of our stockholders, and to the extent there is any significant vote against the executive compensation described in this proxy statement, our compensation committee will consider the impact of such vote on our compensation policies and decisions.

Vote Required

An affirmative vote from holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal will be required to approve Pure Storage’s executive compensation for the fiscal year ended January 31, 2017.

Our board of directors recommends a vote FOR the approval of the compensation of our named executive officers as described in this proxy statement.

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Proposal 4

Frequency of Advisory Vote on

Executive Compensation

We are providing stockholders with the opportunity to vote, on an advisory basis, to approve the frequency for the advisory vote on Pure Storage’s executive compensation. In particular, we are asking whether the advisory vote on executive compensation should occur once every year, every two years or every three years.

Our board of directors has determined that an annual advisory vote on executive compensation is the most appropriate alternative for Pure Storage. Our board of directors’ determination was influenced by the fact that the compensation of our named executive officers is evaluated, adjusted, and approved on an annual basis. As part of the annual review process, the board of directors believes that stockholder sentiment should be a factor that is taken into consideration by our board of directors and compensation committee in making decisions with respect to executive compensation. By providing an advisory vote on executive compensation on an annual basis, our stockholders will be able to provide us with direct input on our compensation philosophy, policies and practices as described in the proxy statement every year. We understand that our stockholders may have different views as to what is the best approach for Pure Storage, and we look forward to hearing from our stockholders on this agenda item every year.

This vote is advisory and therefore not binding on Pure Storage or our board of directors. Our board of directors and its committees value the opinions of our stockholders, and even though this vote will not be binding, our board of directors will take into account the outcome of this vote in making a determination on the frequency of future advisory votes to approve executive compensation.

Vote Required

An affirmative vote from holders of a majority in voting power of the shares present at the meeting or represented by proxy and entitled to vote on the proposal will be required for a frequency alternative to constitute the recommendation of our stockholders. However, if none of the alternatives receives a majority vote, we will consider the frequency that receives the highest number of votes to be the frequency that has been selected by our stockholders.

Our board of directors recommends a vote for 1 YEAR as the frequency for future advisory votes to approve executive compensation.

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Proposal 5

Re-approval of the Provisions of the 2015 Equity Incentive Plan relating to Section 162(m) of Internal Revenue Code

Overview

Our 2015 Equity Incentive Plan (2015 Plan) was adopted by our board of directors in August 2015 and approved by our stockholders in September 2015.

We are asking our stockholders to re-approve certain terms set forth in the 2015 Plan that will permit us to grant stock options, stock appreciation rights and performance-based stock and cash awards under the 2015 Plan that may qualify as “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986 (Section 162(m)). No changes are being proposed with regard to the terms of the 2015 Plan at this time.

Section 162(m) disallows a deduction to any publicly held corporation and its affiliates for certain compensation paid to “covered employees” in a taxable year to the extent that compensation to a covered employee exceeds $1.0 million. However, certain kinds of compensation, including qualified “performance-based compensation,” are not subject to this deduction limitation. For compensation awarded under a plan to qualify as “performance-based compensation” under Section 162(m), among other things, the following terms must be disclosed to and approved by the stockholders before the compensation is paid: (i) a description of the employees eligible to receive such awards; (ii) a per-person limit on the number of shares subject to stock options, stock appreciation rights and performance-based stock awards, and the amount of cash subject to performance-based cash awards, that may be granted to any employee under the plan in any year; and (iii) a description of the business criteria upon which the performance goals for performance-based awards may be granted (or become vested or exercisable).

Accordingly, we are requesting that our stockholders approve the terms set forth in the 2015 Plan that will permit us to grant awards under the 2015 Plan that may qualify as “performance-based compensation” under Section 162(m), including terms regarding eligibility for awards, annual per-person limits on awards and the business criteria for performance-based awards granted under the 2015 Plan (as described in the summary below).

We believe that it is in the best interests of our company and our stockholders to preserve the ability to grant “performance-based compensation” under Section 162(m). However, in certain circumstances, we may determine to grant compensation to covered employees that is not intended to qualify as “performance-based compensation” for purposes of Section 162(m). Moreover, even if we grant compensation that is intended to qualify as “performance-based compensation” for purposes of Section 162(m), we cannot guarantee that such compensation ultimately will be deductible by us.

Vote Required

An affirmative vote from holders of a majority in voting power of the shares present at the annual meeting or represented by proxy and entitled to vote on the proposal will be required to approve this proposal.

Summary of the 2015 Plan

The material features of the 2015 Plan are described below. The following description of the 2015 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2015 Plan, which is attached as Appendix A to this proxy statement.

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Types of Awards

The 2015 Plan provides for the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, other stock awards, and performance awards that may be settled in cash, stock, or other property.

Eligibility

All of our (including our affiliates’) employees, non-employee directors and consultants are eligible to participate in the 2015 Plan and may receive all types of awards other than incentive stock options. Incentive stock options may be granted under the 2015 Plan only to our (including our affiliates’) employees. As of April 25, 2017, we (including our affiliates) had over 1,700 individual employees and consultants, and six non-employee directors.

Authorized Shares

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our Class A common stock that may be issued under the 2015 Plan will not exceed 27,000,000 shares (Share Reserve). In addition, the Share Reserve will automatically increase on February 1st of each calendar year, from February 1, 2016 through February 1, 2025, in an amount equal to 5% of the total number of shares of our capital stock outstanding on the last day of the calendar month prior to the date of each automatic increase, or a lesser number of shares determined by our board of directors. Accordingly, as of February 1, 2017, the Share Reserve had increased to 46,743,656 shares.

If any stock award (or portion of any stock award) granted under the 2015 Plan expires or terminates without all of the shares covered by such stock award having been issued, or is settled in cash rather than in shares, such expiration, termination or settlement will not reduce the number of shares available for issuance under the 2015 Plan. Additionally, shares issued pursuant to stock awards under the 2015 Plan that we repurchase or that are forfeited because of a failure to vest, as well as shares that we reacquire to pay the exercise or purchase price of a stock award or to satisfy the tax withholding obligations related to a stock award, become available for future issuance under the 2015 Plan.

As of April 25, 2017, the closing price of our Class A common stock as reported on the NYSE was $10.49 per share.

Plan Administration

Our board of directors, or a duly authorized committee of our board of directors, will administer the 2015 Plan. Our board of directors and any such committee are each considered to be a plan administrator (Plan Administrator) for purposes of this proposal.

Subject to the terms of the 2015 Plan, the Plan Administrator may determine the recipients, the types of awards to be granted, the number of shares subject to or the cash value of awards, and the terms and conditions of awards, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the fair market value applicable to a stock award and the exercise, purchase or strike price of awards.

The Plan Administrator may also delegate to one or more of our officers the authority to (i) designate employees (other than officers) to receive specified stock awards and (ii) determine the number of shares subject to such stock awards. Under any such delegation, the Plan Administrator will specify the total number of shares that may be subject to the stock awards granted by such officer and that such officer may not grant a stock award to himself or herself.

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Section 162(m) Limits

Under the 2015 Plan, subject to adjustment for certain changes in our capitalization, no participant will be eligible to be granted during any calendar year more than: (i) 3,000,000 (or 6,000,000 in the year of hire) shares of our Class A common stock subject to stock options, stock appreciation rights and other stock awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the fair market value of our Class A common stock on the date of grant; (ii) 3,000,000 (or 6,000,000 in the year of hire) shares of our Class A common stock subject to performance stock awards; or (iii) $5,000,000 subject to performance cash awards. These limits are designed to allow us to grant awards that are intended to be exempt from the $1.0 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m).

Stock Options

Stock options may be granted under the 2015 Plan pursuant to stock option agreements. The 2015 Plan permits the grant of stock options that are intended to qualify as incentive stock options (ISOs) and nonstatutory stock options (NSOs).

The exercise price of a stock option granted under the 2015 Plan may not be less than 100% of the fair market value of our Class A common stock on the date of grant and, in some cases (see “Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2015 Plan may not exceed ten years and, in some cases (see “Limitations on Incentive Stock Options” below), may not exceed five years. Except as otherwise provided in a participant’s stock option agreement or other agreement with us, if a participant’s service relationship with us or any of our affiliates (referred to in this proposal as “continuous service”) terminates (other than for cause and other than upon the participant’s death or disability), the participant may exercise any vested stock options for up to three months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other agreement with us, if a participant’s continuous service terminates due to the participant’s disability, the participant may exercise any vested stock options for up to 12 months following the participant’s termination of continuous service. Except as otherwise provided in a participant’s stock option agreement or other agreement with us, if a participant’s continuous service terminates due to the participant’s death or the participant dies within a specified period, if any, following termination of continuous service, the participant’s estate or beneficiary, as applicable, may exercise (i) any stock options (including the unvested portion of any stock options) in the event the participant’s continuous service terminates due to the participant’s death and (ii) any vested stock options in the event the participant dies within a specified period, if any, following termination of continuous service, in each case for up to 18 months following the participant’s death. Except as explicitly provided otherwise in a participant’s stock option agreement or other agreement with us, if a participant’s continuous service is terminated for cause (as defined in the 2015 Plan), all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. The term of a stock option may be extended if the exercise of the stock option following the participant’s termination of continuous service (other than for cause and other than upon the participant’s death or disability) would be prohibited by applicable securities laws or if the sale of any shares received upon exercise of the stock option following the participant’s termination of continuous service (other than for cause) would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our Class A common stock pursuant to the exercise of a stock option under the 2015 Plan will be determined by the Plan Administrator and may

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include payment: (i) by cash, check, bank draft or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of shares of our Class A common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration approved by the Plan Administrator.

Stock options granted under the 2015 Plan may vest and become exercisable in cumulative increments, as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2015 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator may impose limitations on the transferability of stock options granted under the 2015 Plan in its discretion. Generally, a participant may not transfer a stock option other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order or an official marital settlement agreement. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws. In addition, subject to approval by the Plan Administrator, a participant may designate a beneficiary who may exercise the stock option following the participant’s death.

Limitations on Incentive Stock Options

The aggregate fair market value, determined at the time of grant, of shares of our Class A common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any affiliate unless the following conditions are satisfied:

•	the exercise price of the ISO must be at least 110% of the fair market value of our Class A common stock on the date of grant; and

•	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our Class A common stock that may be issued pursuant to the exercise of ISOs under the 2015 Plan is 135,000,000 shares.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2015 Plan pursuant to stock appreciation right agreements. Each stock appreciation right is denominated in Class A common stock share equivalents. The strike price of each stock appreciation right will be determined by the Plan Administrator, but will in no event be less than 100% of the fair market value of our Class A common stock on the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of stock appreciation rights that it deems appropriate. The appreciation distribution payable upon exercise of a stock appreciation right may be paid in shares of our Class A common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the stock appreciation right agreement. Stock appreciation rights will be subject to the same conditions upon termination of continuous service and restrictions on transferability as stock options under the 2015 Plan.

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Restricted Stock Awards

Restricted stock awards may be granted under the 2015 Plan pursuant to restricted stock award agreements. A restricted stock award may be granted in consideration for (i) cash, check, bank draft or money order payable to us, (ii) the participant’s past services performed for us or any of our affiliates, or (iii) any other form of legal consideration acceptable to the Plan Administrator. Shares of our Class A common stock acquired under a restricted stock award may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our Class A common stock under a restricted stock award may be transferred only upon such terms and conditions as are set forth in the restricted stock award agreement. A restricted stock award agreement may provide that any dividends paid on restricted stock will be subject to the same vesting conditions as apply to the shares subject to the restricted stock award. Upon a participant’s termination of continuous service for any reason, any shares subject to restricted stock awards held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

Restricted stock unit awards may be granted under the 2015 Plan pursuant to restricted stock unit award agreements. Consideration to be paid (if any) may be made in any form of legal consideration acceptable to the Plan Administrator. A restricted stock unit award may be settled by the delivery of shares of our Class A common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the restricted stock unit award agreement. Restricted stock unit awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Dividend equivalents may be credited in respect of shares of our Class A common stock covered by a restricted stock unit award, provided that any additional shares credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying restricted stock unit award. Except as otherwise provided in a restricted stock unit award agreement, restricted stock units that have not vested will be forfeited upon a participant’s termination of continuous service for any reason.

Performance Awards

The 2015 Plan allows us to grant performance stock and cash awards, including such awards that may qualify as performance-based compensation that is not subject to the $1.0 million limitation on the income tax deductibility of compensation paid per covered employee imposed by Section 162(m).

A performance stock award is a stock award that is payable (including that may be granted, may vest, or may be exercised) contingent upon the attainment of pre-determined performance goals during a performance period. A performance stock award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by our compensation committee, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as performance-based compensation under Section 162(m). In addition, to the extent permitted by applicable law and the performance stock award agreement, the Plan Administrator may determine that cash may be used in payment of performance stock awards.

A performance cash award is a cash award that is payable contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of

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whether and to what degree such performance goals have been attained will be determined by our compensation committee, except that the Plan Administrator also may make any such determinations to the extent that the award is not intended to qualify as performance-based compensation under Section 162(m). The Plan Administrator may specify the form of payment of performance cash awards, which may be cash or other property, or may provide for a participant to have the option for his or her performance cash award to be paid in cash or other property.

In granting a performance stock or cash award intended to qualify as “performance-based compensation” under Section 162(m), our compensation committee will set a period of time, or a performance period, over which the attainment of one or more goals, or performance goals, will be measured. Within the time period prescribed by Section 162(m) (no later than the earlier of the 90th day of a performance period and the date on which 25% of the performance period has elapsed, and in any event at a time when the achievement of the performance goals remains substantially uncertain), our compensation committee will establish the performance goals, based upon one or more criteria, or performance criteria, enumerated in the 2015 Plan and described below. As soon as administratively practicable following the end of the performance period, our compensation committee will certify in writing whether the performance goals have been satisfied.

Performance goals under the 2015 Plan will be based on any one or more of the following performance criteria: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes (including, without limitation, a variety of milestones); (xxix) stockholders’ equity; (xxx) capital expenditures; (xxxi) debt levels; (xxxii) operating profit or net operating profit; (xxxiii) workforce diversity; (xxxiv) growth of net income or operating income; (xxxv) billings; (xxxvi) bookings; (xxxvii) employee retention; (xxxviii) user satisfaction; (xxxix) the number of users, including but not limited to unique users; (xl) budget management; (xli) partner satisfaction; (xlii) entry into or completion of strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (xliii) to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m), other measures of performance selected by the Plan Administrator.

Performance goals may be based on a company-wide basis, with respect to one or more business units, divisions, affiliates or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by our compensation committee (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m), the Plan Administrator) (i) in the award agreement at the time the award is granted or (ii) in such other document setting forth the performance goals at the time the performance goals are established, our compensation committee (or the Plan Administrator, if applicable) will appropriately make adjustments in the method of calculating the attainment of performance goals for a performance period as follows:

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(i) to exclude restructuring and/or other nonrecurring charges; (ii) to exclude exchange rate effects; (iii) to exclude the effects of changes to generally accepted accounting principles; (iv) to exclude the effects of any statutory adjustments to corporate tax rates; (v) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (vi) to exclude the dilutive effects of acquisitions or joint ventures; (vii) to assume that any business divested by us achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (viii) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (ix) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (x) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (xi) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (xii) to exclude the effects of any other unusual, non-recurring gain or loss or other extraordinary item; and (xiii) to exclude the effects of entering into or achieving milestones involved in licensing arrangements.

In addition, our compensation committee (or, to the extent that an award is not intended to qualify as “performance-based compensation” under Section 162(m), the Plan Administrator) retains the discretion to reduce or eliminate the compensation or economic benefit due upon the attainment of any performance goals and to define the manner of calculating the performance criteria it selects to use for a performance period.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our Class A common stock may be granted either alone or in addition to other stock awards under the 2015 Plan. Subject to the terms of the 2015 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our Class A common stock to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the 2015 Plan will be subject to recoupment in accordance with any clawback policy that we are required to adopt pursuant to the listing standards of any national securities exchange or association on which our securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our Class A common stock or other cash or property upon the occurrence of cause.

Changes to Capital Structure

In the event of certain capitalization adjustments, the Plan Administrator will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the 2015 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; (iii) the class(es) and maximum number of securities that may be awarded to any participant pursuant to Section 162(m) limits; and (iv) the class(es) and number of securities and price per share of stock subject to outstanding stock awards.

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Corporate Transaction and Change in Control

In the event of certain transactions (a corporate transaction or change in control, each as defined in the 2015 Plan and described below), the following will apply to stock awards granted under the 2015 Plan unless otherwise provided in the award agreement or other written agreement between us or our affiliate and the participant or unless otherwise expressly provided by the Plan Administrator at the time of grant. Except as otherwise stated in the stock award agreement, in the event of such a transaction, each stock award will terminate and be cancelled to the extent not vested or exercised prior to the effective time of the transaction unless the Plan Administrator elects to take one or more of the following actions with respect to such stock award:

•

arrange for the surviving or acquiring corporation (or its parent company) to assume or continue the stock award or to substitute a similar stock award for the stock award (including an award to acquire the same consideration paid to our stockholders pursuant to the transaction);

•

arrange for the assignment of any reacquisition or repurchase rights held by us in respect of our Class A common stock issued pursuant to the stock award to the surviving or acquiring corporation (or its parent company);

•

accelerate the vesting (and, if applicable, the exercisability) of the stock award to a date prior to the effective time of the transaction as determined by the Plan Administrator (or, if the Plan Administrator does not determine such a date, to the date that is five days prior to the effective date of the transaction), with the stock award terminating if not exercised (if applicable) at or prior to the effective time of the transaction; provided, however, that the Plan Administrator may require participants to complete and deliver to us a notice of exercise before the effective date of the transaction, contingent upon the effectiveness of the transaction;

•	arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the stock award;

•

cancel or arrange for the cancellation of the stock award, to the extent not vested or not exercised prior to the effective time of the transaction, in exchange for such cash consideration or no consideration as the Plan Administrator may consider appropriate; and

•

make a payment, in such form as may be determined by the Plan Administrator equal to the excess, if any, of (i) the value of the property the participant would have received upon the exercise of the stock award immediately prior to the effective time of the transaction, over (ii) any exercise price payable in connection with such exercise.

The Plan Administrator is not required to take the same action with respect to all stock awards or portions of stock awards or with respect to all participants. The Plan Administrator may take different actions with respect to the vested and unvested portions of a stock award.

A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in the award agreement or other written agreement between us or our affiliate and the participant, but in the absence of such provision, no such acceleration will occur.

For purposes of the 2015 Plan, a corporate transaction generally will be deemed to occur in the event of the consummation of: (i) a sale or other disposition of all or substantially all of our consolidated assets; (ii) a sale or other disposition of at least 90% of our outstanding securities; (iii) a merger,

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consolidation or similar transaction following which we are not the surviving corporation; or (iv) a merger, consolidation or similar transaction following which we are the surviving corporation but the shares of our Class A common stock outstanding immediately prior to the transaction are converted or exchanged into other property by virtue of the transaction.

For purposes of the 2015 Plan, a change in control generally will be deemed to occur in the event of the following, subject to certain terms set forth in the 2015 Plan (including terms that exclude certain transactions involving certain entities defined as “IPO Entities” under the 2015 Plan): (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then outstanding securities, other than by virtue of a merger, consolidation or similar transaction; (ii) there is consummated a merger, consolidation or similar transaction and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale or other disposition of all or substantially all of our consolidated assets, other than a sale or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale or other disposition; or (iv) our stockholders approve or our board of directors approves a plan of complete dissolution or liquidation of our company, or a complete dissolution or liquidation of our company otherwise occurs, except for a liquidation into a parent corporation.

Plan Amendments and Termination

The Plan Administrator has the authority to amend or terminate the 2015 Plan at any time. However, except as otherwise provided in the 2015 Plan or an award agreement, no amendment or termination of the 2015 Plan may materially impair a participant’s rights under his or her outstanding awards without the participant’s written consent.

We will obtain stockholder approval of any amendment to the 2015 Plan that is required by applicable law or listing requirements. No incentive stock options may be granted under the 2015 Plan after the tenth anniversary of the date of adoption of the 2015 Plan by our board of directors.

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2015 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2015 Plan. The 2015 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986 (Code) and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a

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participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to their fair market value on the date of exercise of the stock option, and the participant’s capital gain holding period for those shares will begin on that date.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The 2015 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, subject to the requirement of reasonableness and the provisions of Section 162(m), and provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Stock Appreciation Rights

Generally, if a stock appreciation right is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to

Pure Storage | 2017 Proxy Statement	26.

the fair market value of the stock or cash received upon such exercise. Subject to the requirement of reasonableness, the provisions of Section 162(m), and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the stock appreciation right.

Restricted Stock Awards

Generally, the recipient of a restricted stock award will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the stock award, to recognize ordinary income, as of the date the recipient receives the award, equal to the excess, if any, of the fair market value of the stock on the date the award is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock award will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock award.

Restricted Stock Unit Awards

Generally, the recipient of a restricted stock unit award structured to comply with the requirements of Section 409A of the Code or an exemption to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to a restricted stock unit award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the restricted stock unit award otherwise complies with or qualifies for an exemption to the requirements of Section 409A of the Code, in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed. The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from a restricted stock unit award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

Subject to the requirement of reasonableness, the provisions of Section 162(m) and the satisfaction of a tax reporting obligation, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the restricted stock unit award.

New Plan Benefits

Awards granted under the 2015 Plan are discretionary and are not subject to set benefits or amounts. No prior grants or awards have been made subject to stockholder approval, and no person has received or is to receive 5 percent of awards. Future benefits or amounts to be received by our executive officers, other employees and non-employee directors under the 2015 Plan are not determinable.

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History of Grants

The following table sets forth, for each of the individuals and groups indicated, the total number of shares of our Class A common stock subject to awards that have been granted under the 2015 Plan through April 25, 2017 (assuming performance-based requirements will be met at target):

Name and Position	Number of Shares Underlying Awards
Scott Dietzen, Chief Executive Officer	115,392
John Colgrove, Chief Technology Officer	115,392
David Hatfield, President	115,392
Timothy Riitters, Chief Financial Officer	386,085
All current executive officers (4 persons)	732,261
Each nominee for election as a director
Mark Garrett	20,000
Frank Slootman	20,000
Mike Speiser	–
All current non-employee directors (6 persons)	60,000
All current employees (excluding executive officers and directors)	21,394,489

For more details regarding equity awards granted to our executive officers and certain members of our board of directors, see the sections titled “Executive Compensation” and “Director Compensation.”

Our board of directors recommends a vote FOR the re-approval of the provisions of the 2015 Equity Incentive Plan relating to Section 162(m) of the Internal Revenue Code.

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Board of Directors and Corporate Governance

Our business affairs are managed under the direction of our board of directors.

Director Independence

Our Class A common stock is listed on the New York Stock Exchange (NYSE). Under the listing requirements and rules of the NYSE, independent directors must comprise a majority of our board of directors.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director. Our board of directors has determined that Dr. Sands and Messrs. Bhusri, Garrett, Slootman and Volpi do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE. Our board of directors did not determine that Mr. Speiser was independent, considering factors such as his interim oversight of a portion of our research and development team from April 2013 to November 2013, in exchange for an equity incentive award that recently vested in full in December 2016. Dr. Dietzen and Mr. Colgrove are not independent due to their positions as our executive officers.

Accordingly, a majority of our directors are independent, as required under applicable NYSE rules. In making this determination, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including their beneficial ownership of our capital stock, and with respect to Mr. Bhusri, his position as the Chief Executive Officer of Workday, Inc., Mr. Slootman, his position as President and Chief Executive Officer of ServiceNow, Inc. and Mr. Garrett, his position as the Chief Financial Officer of Adobe Systems Incorporated. In the ordinary course of business, each of Workday, ServiceNow and Adobe, have purchased our products and related services, and we have purchased products and related services from Workday, ServiceNow and Adobe.

Board Leadership

Messrs. Colgrove and Speiser serve as Co-Chairman of our board of directors. Our board of directors believes that the current board leadership structure, coupled with a strong emphasis on board independence, provides effective independent oversight of management while allowing the board and management to benefit from the extensive executive leadership and operational experience of Messrs. Colgrove and Speiser. Independent directors and management sometimes have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside of our company, while Messrs. Colgrove and Speiser bring company-specific experience and expertise.

Executive Sessions of Independent Directors

In order to promote open discussion among non-management directors, and as required under applicable NYSE rules, our board of directors has a policy of conducting executive sessions of non-management directors during each regularly scheduled board meeting and at such other times if requested by a non-management director. The non-management directors provide feedback to executive management, as needed, promptly after the executive session. Neither Dr. Dietzen nor Mr. Colgrove participates in such sessions. In addition, we hold executive sessions including only independent directors at least once a year. The presiding director at each executive session is chosen by the directors present at that meeting.

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Board Committees

Our board of directors has established an audit committee, a compensation committee and a nominating and corporate governance committee. Our board of directors may establish other committees to facilitate the management of our business. Copies of the charters of each committee are available in the “Corporate Governance” section of our investor relations website at investor.purestorage.com. Members serve on these committees until their resignation or until otherwise determined by our board of directors. The composition and functions of each committee are described below.

Audit Committee

Our audit committee consists of Dr. Sands and Messrs. Volpi and Garrett. The chair of our audit committee is Mr. Garrett. Our board of directors has determined that Dr. Sands and Messrs. Volpi and Garrett are independent under NYSE listing standards and Rule 10A-3(b)(1) of the Exchange Act. Our board of directors has determined that Mr. Garrett is an “audit committee financial expert” within the meaning of SEC regulations. Our board of directors has also determined that each member of our audit committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, the board of directors has examined each audit committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our accounting, financial and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

•	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

•	helping to ensure the independence and performance of our independent registered public accounting firm;

•

discussing the scope and results of the audit with our independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

•	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

•	reviewing our policies on risk assessment and risk management;

•	reviewing related party transactions;

•

obtaining and reviewing a report by our independent registered public accounting firm at least annually, that describes our internal quality control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

•

approving (or, as permitted, pre-approving) all audit and all permissible non-audit services, other than de minimis non-audit services, to be performed by the independent registered public accounting firm.

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Compensation Committee

Our compensation committee consists of Messrs. Bhusri and Slootman. The chair of our compensation committee is Mr. Bhusri. Our board of directors has determined that Messrs. Bhusri and Slootman are independent under NYSE listing standards, are “non-employee directors” as defined in Rule 16b-3 promulgated under the Exchange Act and are “outside directors” as that term is defined in Section 162(m).

The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors to oversee our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:

•	reviewing and approving, or recommending that our board of directors approve, the compensation of our executive officers;

•	reviewing and recommending to our board of directors the compensation of our directors;

•	reviewing and approving, or recommending that our board of directors approve, the terms of compensatory arrangements with our executive officers;

•	administering our stock and equity incentive plans;

•	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisers;

•

reviewing and approving, or recommending that our board of directors approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate; and

•	reviewing and establishing general policies relating to compensation and benefits of our employees and reviewing our overall compensation philosophy.

Under its charter, the compensation committee may form, and delegate authority to, subcommittees as appropriate. See the sections titled “Executive Compensation” and “Director Compensation” for a description of our processes and procedures for the consideration and determination of executive and director compensation.

Compensation Committee Interlocks and Insider Participation

Neither Mr. Bhusri nor Mr. Slootman, the members of our compensation committee, is currently, or has been at any time, one of our officers or employees. None of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our board of directors or compensation committee.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Dr. Sands and Mr. Volpi. The chair of our nominating and corporate governance committee is Dr. Sands. Each member of the nominating and corporate governance committee is independent, is a non-employee director and is free from any relationship that would interfere with the exercise of his or her independent judgment, as determined by the board of directors in accordance with the applicable NYSE listing standards.

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Specific responsibilities of our nominating and corporate governance committee include:

•	identifying, evaluating and selecting, or recommending that our board of directors approve, nominees for election to our board of directors;

•	evaluating the performance of our board of directors and of individual directors;

•	considering and making recommendations to our board of directors regarding the composition of the committees of the board of directors;

•	reviewing developments in corporate governance practices;

•	evaluating the adequacy of our corporate governance practices and reporting;

•	reviewing management succession plans;

•	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters; and

•	overseeing an annual evaluation of the board of directors’ performance.

Our nominating and corporate governance committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. Our nominating and corporate governance committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of Pure Storage’s stockholders. These qualifications may be modified from time to time. The committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of our board of directors and the company, to maintain a balance of knowledge, experience and capability. The committee takes into account the current composition of our board of directors, the operating requirements of the company and the long-term interests of stockholders.

In the case of incumbent directors whose terms of office are set to expire, our nominating and corporate governance committee will review directors’ prior service to Pure Storage, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. In the case of new director candidates, our nominating and corporate governance committee also evaluates whether the nominee is independent for NYSE purposes, based upon applicable NYSE listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Our nominating and corporate governance committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of our board of directors. Our nominating and corporate governance committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to our board of directors.

Our nominating and corporate governance committee intends to evaluate director candidates recommended by stockholders based on the factors and qualifications discussed above, though it has not implemented a formal policy regarding such process. The committee intends to implement a formal policy regarding consideration of director candidates recommended by stockholders in the future.

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Board and Committee Meetings and Attendance

Our board of directors is responsible for the oversight of management and the strategy of our company and for establishing corporate policies. Our board of directors meets periodically during the year to review significant developments affecting us and to act on matters requiring the approval of our board of directors. Our board of directors met five times during our last fiscal year. The audit committee met four times during our last fiscal year. The compensation committee met three times during our last fiscal year. The nominating and corporate governance committee met three times during our last fiscal year. During our last fiscal year, each director attended 75% or more of the aggregate of the meetings of our board of directors and of the committees on which he or she served.

We encourage our directors and nominees for director to attend our annual meeting of stockholders, and four of our directors attended our 2016 annual meeting of stockholders.

Code of Conduct and Corporate Governance Guidelines

We have adopted a code of conduct that applies to all of our directors, officers and employees. We plan to disclose future amendments to certain provisions of our code of conduct, or waivers of such provisions applicable to any principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, and our directors, on our website. Our board of directors has also adopted a set of guidelines that establish the corporate governance policies pursuant to which our board of directors intends to conduct its oversight of the business of Pure Storage in accordance with its fiduciary responsibilities. Our code of conduct, applicable waivers thereof, and our corporate governance guidelines are available in the “Corporate Governance” section of our investor relations website at investor.purestorage.com.

Risk Oversight

Our board of directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance, and to enhance stockholder value. A fundamental part of risk management is not only understanding the most significant risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for a given company. The involvement of our full board of directors in reviewing our business is an integral aspect of its assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk.

Our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. Our audit committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Our nominating and corporate governance committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

At periodic meetings of our board of directors and its committees, management reports to and seeks guidance from our board and its committees with respect to the most significant risks that could affect our business, such as legal risks and financial, tax and audit related risks. In addition, among other matters, management provides our audit committee periodic reports on our compliance programs and investment policy and practices.

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Director Compensation

Fiscal 2017 Director Compensation Table

The following table provides information regarding the total compensation that was paid to our non-employee directors in our fiscal year ended January 31, 2017. None of our other directors received any compensation for their service on our board of directors or committees of our board of directors in our fiscal year ended January 31, 2017.

Name	Fees Earned or Paid in Cash ($)	Option Awards(1) ($)	Total ($)
Mark Garrett	37,500	125,674	163,174
Anita Sands	36,000	125,674	161,674
Frank Slootman	27,000	125,674	152,674

(1)

In April 2016, we granted each of Dr. Sands and Messrs. Garrett and Slootman an option to purchase 20,000 shares of our Class A common stock with an exercise price of $14.32 per share. The shares were vesting monthly over one year, such that all will vest by June 2017. The amount shown in this column does not reflect the dollar amount actually received by the director. Instead, this amount reflects the aggregate grant date fair value of this stock option granted in the fiscal year ended January 31, 2017, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in the notes to our consolidated financial statements in our Annual Report on Form 10-K, as filed with the SEC on March 28, 2017.

From time to time, we have granted equity incentive awards to certain of our non-employee directors as compensation for their services and intend to continue to do so on an annual basis when we review the compensation of our non-employee directors. As of January 31, 2017, Dr. Sands and Messrs. Garrett and Slootman held options to purchase 320,000, 320,000 and 540,000 shares of our common stock.

Non-employee Director Compensation Policy

In April 2016, following market research and advice from Compensia, our board of directors adopted a non-employee director compensation policy, to be effective immediately, pursuant to which our non-employee directors are eligible to receive cash compensation for service on our board of directors and committees of our board of directors. Directors originally elected to our board of directors as a representative of a venture capital firm, including Messrs. Bhusri, Speiser and Volpi, will not be eligible for compensation under this policy. We will reimburse our directors for their reasonable out-of-pocket expenses in connection with attending board of directors and committee meetings. A director may decline to accept compensation under this policy, or may direct us to donate the payments to the Pure Good Foundation or another charitable organization.

Pure Storage | 2017 Proxy Statement	34.

Eligible directors are entitled to receive cash compensation as follows:

Annual Cash Retainer(1)
Annual retainer	$30,000
Additional retainer for audit committee chair	20,000
Additional retainer for audit committee member	10,000
Additional retainer for compensation committee chair	12,000
Additional retainer for compensation committee member	6,000
Additional retainer for nominating and governance committee chair	8,000
Additional retainer for nominating and governance committee member	4,000

(1)	Paid quarterly in arrears.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of Pure Storage’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Pure Storage. Officers, directors and greater than ten percent stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 31, 2017, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except with respect to the conversion of shares from Class B common stock to Class A common stock by Mr. Slootman on February 22, 2016, and by Mr. Volpi on December 1, 2016, which were each promptly disclosed on Forms 4 after we became aware of the conversions, filed on April 26, 2016 and December 20, 2016, respectively.

Communications with our Board Of Directors

Stockholders or interested parties who wish to communicate with our board of directors or with an individual director may do so by mail to our board of directors or the individual director, care of our Secretary at 650 Castro Street, Suite 400, Mountain View, California 94041. The communication should indicate that it contains a stockholder or interested party communication. All such communication will be forwarded to the director or directors to whom the communications are addressed.

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Security Ownership

The following table sets forth, as of April 25, 2017, certain information with respect to the beneficial ownership of our common stock: (a) by each person known by us to be the beneficial owner of more than five percent of the outstanding shares of Class A common stock or Class B common stock, (b) by each of our directors, (c) by each of our executive officers, and (d) by all of our current executive officers and directors as a group.

The percentage of shares beneficially owned shown in the table is based on 93,051,400 shares of Class A common stock and 114,863,423 shares of our Class B common stock outstanding as of April 25, 2017. In computing the number of shares of capital stock beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares of our capital stock subject to options held by the person that are currently exercisable or exercisable within 60 days of April 25, 2017. However, we did not deem such shares of our capital stock outstanding for the purpose of computing the percentage ownership of any other person.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes any shares over which a person exercises sole or shared voting or investment power. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown beneficially owned by them, subject to applicable community property laws. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose, and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

Pure Storage | 2017 Proxy Statement	36.

Except as otherwise noted below, the address for persons listed in the table is c/o Pure Storage, Inc., 650 Castro Street, Suite 400, Mountain View, California 94041.

	Shares Beneficially Owned						% of Total Voting Power (1)
	Class A			Class B
Name of Beneficial Owner	Shares		%	Shares		%
Executive Officers:
Scott Dietzen (2)	57,363	*		7,381,083		6.4	5.9
John Colgrove (3)	–		–	13,553,926		11.8	10.9
David Hatfield (4)	48,570	*		2,647,066		2.3	2.1
Timothy Riitters (5)	15,004	*		721,875	*		*
Directors:
Aneel Bhusri (6)	1,382,012		1.5	26,838,635		23.4	21.7
Mark Garrett (7)	20,000	*		300,000	*		*
Anita Sands (8)	20,000	*		300,000	*		*
Frank Slootman (9)	196,208	*		436,667	*		*
Mike Speiser (10)	–		–	29,992,045		26.1	24.2
Michelangelo Volpi (11)	2,314,396		2.5	–		–	*
All directors and executive officers as a group (10 persons) (12)	4,053,553		4.4	82,171,297		69.6	66.5
5% Stockholders:
Persons affiliated with Sutter Hill Ventures (13)	–		–	39,613,312		34.5	31.9
Entities affiliated with Greylock (14)	1,382,012		1.5	26,838,635		23.4	21.7
Wellington Management Group, LLP (15)	11,712,332		12.6	–		–	*
BlackRock, Inc. (16)	11,307,263		12.2	–		–	*
Entities affiliated with Redpoint Ventures (17)	–		–	8,867,712		7.7	7.1
FMR LLC (18)	7,192,276		7.7	–		–	*
Okumus Fund Management Ltd. (19)	6,490,658		7.0	–		–	*
T. Rowe Price Associates, Inc. (20)	5,897,268		6.3	–		–	*

*	Denotes less than 1%

(1)

Percentage of total voting power represents voting power with respect to all shares of our Class A and Class B common stock, as a single class. The holders of our Class B common stock are entitled to 10 votes per share, and holders of our Class A common stock are entitled to one vote per share.

(2)

Consists of (i) 57,363 shares of Class A common stock held by Dr. Dietzen; (ii) 5,906,083 shares of Class B common stock held by Scott Dietzen and Katherine Dietzen, Co-Trustees of the Dietzen Living Trust, dated January 16, 2009, over which Dr. Dietzen shares voting and dispositive power; (ii) 1,400,000 shares of Class B common stock held by JP Morgan Trust Company of Delaware, as Trustee of the Dietzen Family 2014 Irrevocable Trust GST Exempt Trust under agreement dated March 25, 2014, over which Dr. Dietzen shares voting and dispositive power, and (iv) 75,000 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days after April 25, 2017.

(3)

Consists of (i) 2,250,000 shares of Class B common stock held by Eric Edward Colgrove Irrevocable Trust DTD Feb 8, 2011, Jeff Rothschild TTEE; (ii) 2,250,000 shares of Class B common stock held by Richard Winston Colgrove Irrevocable Trust DTD Feb 8, 2011, Jeff Rothschild TTEE; (iii) 1,553,926 shares of Class B common stock held by the Colgrove

37.	Pure Storage | 2017 Proxy Statement

Family Living Trust, over which Mr. Colgrove shares voting and dispositive power, 300,000 shares of which are unvested and subject to our right of repurchase; and (iv) 7,500,000 shares of Class B common stock held directly by Mr. Colgrove.

(4)

Consists of (i) 48,570 shares of Class A common stock held by Mr. Hatfield; (ii) 18,666 shares of Class B common stock held by DMH 2013 Irrevocable Trust, 18,666 shares of Class B common stock held by JHH 2013 Irrevocable Trust, and 18,666 shares of Class B common stock held by KGH 2013 Irrevocable Trust, over which Mr. Hatfield has voting and dispositive power; (iii) 1,350,510 shares of Class B common stock held directly by Mr. Hatfield; and (iv) 1,296,556 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days after April 25, 2017.

(5)

Consists of (i) 6,254 shares of Class A common stock held by Mr. Riitters, (ii) 8,750 restricted stock units that may be settled in shares of Class A common stock within 60 days after April 25, 2017, and (iii) 721,875 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days after April 25, 2017.

(6)

Mr. Bhusri does not own shares in his individual capacity. Mr. Bhusri is a Partner at Greylock Partners and shares voting and investment power over the shares held by Greylock XIII Limited Partnership, Greylock XIII-A Limited Partnership, Greylock XIV Limited Partnership and Greylock XIV-A Limited Partnership. See Footnote 14.

(7)

Consists of (i) 20,000 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days after April 25, 2017, and (ii) 300,000 shares of Class B common stock that are exercisable pursuant to stock options, of which 115,000 shares will be vested within 60 days after April 25, 2017.

(8)

Consists of (i) 20,000 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days after April 25, 2017, and (ii) 300,000 shares of Class B common stock that are exercisable pursuant to stock options, of which 115,000 shares will be vested within 60 days after April 25, 2017.

(9)

Consists of (i) 176,208 shares of Class A common stock held by the Slootman Living Trust, dated September 8, 1999, (ii) 20,000 shares of Class A common stock issuable pursuant to stock options exercisable within 60 days after April 25, 2017, and (iii) 436,667 shares of Class B common stock issuable pursuant to stock options exercisable within 60 days after April 25, 2017.

(10)

Consists of (i) 2,938,406 shares of Class B common stock held by Speiser Trust, of which Mr. Speiser is a trustee; (ii) 377,173 shares of Class B common stock held by Chatter Peak Partners, L.P., of which Mr. Speiser is a trustee of a trust which is the general partner; (iii) 6,000 shares of Class B common stock held by Wells Fargo Bank, N.A. FBO Michael L. Speiser Roth IRA, Mr. Speiser’s Roth IRA account; and (iv) 43,800 shares of Class B common stock held by Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Michael L. Speiser, a retirement trust for the benefit of Mr. Speiser. Mr. Speiser is a managing director and member of the management committee of the general partner of Sutter Hill Ventures and shares voting and investment power over the shares held of record by Sutter Hill Ventures. See Footnote 13.

(11)

Mr. Volpi is a partner within the Index Ventures group. Advisors within the Index Ventures group provide advice to Index Ventures Growth II (Jersey), L.P., Index Ventures Growth II Parallel Entrepreneur Fund (Jersey), L.P., Index Ventures VI (Jersey), L.P., Index Ventures VI Parallel Entrepreneur Fund (Jersey), L.P. and Yucca (Jersey) SLP (collectively, the Index Funds). Mr. Volpi is involved in making recommendations to the Index Funds, but does not

Pure Storage | 2017 Proxy Statement	38.

hold voting or dispositive power over the shares held by the Index Funds. Index Funds’ holdings consist of (i) 755,296 shares of Class A common stock held of record by Index Ventures Growth II (Jersey), L.P., (ii) 11,163 shares of Class A common stock held of record by Index Ventures Growth II Parallel Entrepreneur Fund (Jersey), L.P., (iii) 1,488,951 shares of Class A common stock held of record by Index Ventures VI (Jersey), L.P., (iv) 30,055 shares of Class A common stock held of record by Index Ventures VI Parallel Entrepreneur Fund (Jersey), L.P. and (v) 28,931 shares of Class A common stock held of record by Yucca (Jersey) SLP. Index Ventures Associates II Limited (IVA II), is the general partner of Index Ventures Growth II (Jersey), L.P. and Index Ventures Growth II Parallel Entrepreneur Fund (Jersey), L.P. Index Ventures Associates VI Limited (IVA VI), is the general partner of Index Ventures VI (Jersey), L.P. and Index Ventures VI Parallel Entrepreneur Fund (Jersey). L.P. Yucca (Jersey) SLP is a co-investment vehicle that is contractually required to mirror the Index Funds’ investment. Bernard Dallé, David Hall, Paul Willing, Phil Balderson and Sinéad Meehan are the members of the board of directors of IVA II and IVA VI and may be deemed to have shared voting, investment and dispositive power with respect to the shares held by these entities. Advisors within the Index Ventures group provide advice to the Index Funds but do not have any voting, investment and dispositive power with respect to the shares held by these entities. The principal address of the Index Funds and Yucca (Jersey) SLP is Ogier House, The Esplanade, St Helier, Jersey JE4 9WG, Channel Islands.

(12)

Consists of (i) 86,224,850 shares of common stock held by our current directors and executive officers and entities affiliated with certain of our directors, 300,000 shares of which are unvested and subject to our right of repurchase, and (ii) 3,130,098 shares of common stock issuable pursuant to stock options exercisable within 60 days after April 25, 2017.

(13)

Mr. Speiser is a managing director and member of the management committee (the Management Committee) of the general partner of Sutter Hill Ventures, a California Limited Partnership (Sutter Hill Ventures), which holds of record 26,626,666 shares of Class B common stock. In such capacity, Mr. Speiser shares, with each of the other members of the Management Committee named below (each, a Management Committee Member), voting and investment power over the shares held of record by Sutter Hill Ventures. In addition, this amount also includes: (i) 2,938,406 shares of Class B common stock held by Speiser Trust, of which Mr. Speiser is a trustee; (ii) 377,173 shares of Class B common stock held by Chatter Peak Partners, L.P., of which Mr. Speiser is a trustee of a trust which is the general partner; (iii) 6,000 shares of Class B common stock held by Wells Fargo Bank, N.A. FBO Michael L. Speiser Roth IRA, Mr. Speiser’s Roth IRA account; and (iv) 43,800 shares of Class B common stock held by Wells Fargo Bank, N.A. FBO SHV Profit Sharing Plan FBO Michael L. Speiser, a retirement trust for the benefit of Mr. Speiser. This amount also includes: (i) an aggregate of 2,093,370 shares of Class B common stock held by entities controlled by Jeffrey W. Bird, a Management Committee Member; (ii) an aggregate of 4,418,966 shares of Class B common stock held by entities controlled by Tench Coxe, a Management Committee Member; (iii) an aggregate of 308,179 shares of Class B common stock held by entities controlled by Stefan A. Dyckerhoff, a Management Committee Member; (iv) an aggregate of 444,979 shares of Class B common stock held by entities controlled by Samuel J. Pullara III, a Management Committee Member; and (v) an aggregate of 2,355,773 shares of Class B common stock held by entities controlled by James N. White, a Management Committee Member. Sutter Hill Ventures is located at 755 Page Mill Road, A-200, Palo Alto, CA 94304.

(14)

Consists of (i) 24,621,929 shares of Class B common stock held by Greylock XIII Limited Partnership; (ii) 2,216,706 shares of Class B common stock held by Greylock XIII-A Limited Partnership; (iii) 1,309,275 shares of Class A common stock held directly by Greylock XIV Limited Partnership; and (iv) 72,737 shares of Class A common stock held directly by

39.	Pure Storage | 2017 Proxy Statement

Greylock XIV-A Limited Partnership. Greylock XIII GP LLC is the general partner of Greylock XIII Limited Partnership and Greylock XIII-A Limited Partnership and as such may be deemed to have indirect beneficial ownership of an indeterminate amount of such shares. Aneel Bhusri (a member of our board of directors), William Helman, David Sze and Donald Sullivan are the senior managing members of Greylock XIII GP LLC and share voting and investment power over the shares held by Greylock XIII Limited Partnership and Greylock XIII-A Limited Partnership. Based on information contained in a Schedule 13G filed on February 24, 2017, Messrs. Bhusri, Helman, Sze, Sullivan and Reid Hoffman are the senior managing members of Greylock XIV GP LLC, may be deemed to beneficially own the shares of stock held directly by Greylock XIV Limited Partnership and Greylock XIV-A Limited Partnership. Greylock Partners is located at 2550 Sand Hill Road, Menlo Park, CA 94025.

(15)

Based on information contained in a Schedule 13G filed on February 14, 2017, Wellington Management Group LLP, Wellington Group Holdings LLP and Wellington Investment Advisors Holdings LLP (Wellington) beneficially own 11,712,332 shares of Class A common stock, which are owned of record by clients of one or more investment advisers directly or indirectly owned by Wellington Management Group LLP. Wellington is located at 280 Congress Street, Boston, MA 02210.

(16)

Based on information contained in a Schedule 13G filed on January 11, 2017, BlackRock, Inc. (BlackRock) beneficially owns 11,307,623 shares of Class A common stock. BlackRock is located at 55 East 52nd Street, New York, NY 10055.

(17)

Consists of 8,867,712 shares of Class B common stock held of record by Redpoint Ventures IV, L.P. (RV IV). Redpoint Ventures IV, LLC (RV IV LLC) serves as the sole general partner of RV IV. As such, RV IV LLC possesses power to direct the voting and disposition of the shares owned by RV IV and may be deemed to have indirect beneficial ownership of the shares held by RV IV. RV IV LLC does not own any shares directly. Allen Beasley, Jeffrey D. Brody, Satish Dharmaraj, R. Thomas Dyal, Timothy M. Haley, Christopher B. Moore, Scott C. Raney, John L. Walecka and Geoffrey Y. Yang are the managers of RV IV LLC and share voting and investment power over the shares held by RV IV. The entities affiliated with Redpoint are located at 3000 Sand Hill Road, Building 2, Suite 290, Menlo Park, CA 94025.

(18)

Based on information contained in a Schedule 13G filed on February 14, 2017, FMR LLC (FMR) beneficially owns 7,192,276 shares of Class A common stock. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR. Neither FMR nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act (Fidelity Funds) advised by Fidelity Management & Research Company (FMR Co), a wholly owned subsidiary of FMR, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. FMR is located at 245 Summer Street, Boston, Massachusetts 02210.

(19)

Based on information contained in a Schedule 13G filed on January 10, 2017, Okumus Fund Management Ltd. (Okumus) beneficially owns 6,490,658 shares of Class A common stock, which is controlled by Ahmet H. Okumus. Okumus is located at 767 Third Avenue, 35th Floor, New York, NY 10017.

(20)

Based on information contained in a Schedule 13G filed on January 10, 2017, T. Rowe Price Associates, Inc. (Price Associates) beneficially owns 5,897,268 shares of Class A common stock. Price Associates is an investment adviser registered under the Investment Advisers Act of 1940. Price Associates is located at 100 E. Pratt Street, Baltimore, Maryland 21202.

Pure Storage | 2017 Proxy Statement	40.

Executive Compensation

We became a public company in October 2015, and we filed our 2016 proxy statement under the scaled-down reporting rules applicable to emerging growth companies. As of January 31, 2017, we ceased to be an emerging growth company and, therefore, this year’s proxy statement includes additional detail regarding executive compensation that was previously not required, including:

•	Compensation Discussion and Analysis and additional compensation tables; and

•	Advisory votes on the compensation of our named executive officers and on the preferred frequency of advisory votes on the compensation of our named executive officers.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides an overview of the material elements of our executive compensation program for our executive officers during the fiscal year ended January 31, 2017 (fiscal 2017) for the following “named executive officers,” whose compensation is set forth in the Summary Compensation Table and other compensation tables contained in this proxy statement:

•	Scott Dietzen, Chief Executive Officer (CEO) and Director;

•	John Colgrove, Founder, Chief Technology Officer and Co-Chairman;

•	David Hatfield, President; and

•	Timothy Riitters, Chief Financial Officer (CFO).

This section also discusses our executive compensation philosophy, objectives and design; how and why our compensation committee arrived at the specific compensation policies and decisions during fiscal 2017; the role of Compensia, Inc., our compensation committee’s independent consulting firm (Compensia); and the peer group used in evaluating executive compensation.

Executive Summary

We are building the data platform for the cloud era. We are delivering software-defined all-flash solutions that are uniquely fast and cloud-capable for customers, enabling customers to put data to work for their businesses. At the same time, our innovative business model replaces the traditional forklift upgrade cycle with an Evergreen Storage model of hardware and software innovation, support and maintenance. Our primary offerings include our FlashArray and FlashBlade products, inclusive of Purity Operating Environment, our proprietary operating software, Pure1, our cloud-based software offering, and FlashStack, our joint converged infrastructure solution with Cisco.

Fiscal 2017 Financial and Business Highlights

In fiscal 2017, we achieved significant financial and business results, including:

•	We increased our revenues from $440 million in fiscal year ended January 31, 2016 to $728 million in fiscal 2017, an increase of 65% year over year;

•	We maintained our industry-leading gross product margins and improved our operating margins significantly year over year;

•	We increased our total customer count to over 3,000, up from 1,650 a year prior, an increase of 84% year over year;

41.	Pure Storage | 2017 Proxy Statement

•	We released a new entry-level model of our FlashArray product and the general availability version of our new FlashBlade product; and

•	We delivered a leading Satmetrix-certified NetPromoter score of 83.5, reflecting that our customers are some of the happiest in the world.

In addition, in fiscal 2017, we introduced our unique NVMe-Ready Guarantee and revealed our game-changing investments for our all-NVMe FlashArray//X product.

Fiscal 2017 Executive Compensation Highlights

In fiscal 2017, our compensation committee evaluated executive officer compensation, including cash and equity compensation, considering adjustments made late in the fiscal year ended January 31, 2016 and the significant unvested equity awards held by most of our executive officers. Accordingly, our compensation committee made relatively minor and discrete adjustments to the compensation of our executive officers in fiscal 2017 and deferred broader adjustments for our current fiscal year ending on January 31, 2018 (fiscal 2018).

In fiscal 2017, the key highlights of our executive compensation program included:

•	Compensation Peer Group. We established a compensation peer group to ensure our executive compensation is comparable and competitive relative to similar companies.

•	Base Salary and Bonus Targets. We made no changes to base salaries of our executive officers, and adjusted the target bonuses only for Dr. Dietzen and Mr. Colgrove.

•

Equity Awards. We granted a restricted stock unit (RSU) award to Mr. Riitters with a one-year vesting schedule to help ensure that his equity awards would deliver compensation and retention value closer to that provided to our other executive officers and companies in our compensation peer group. We did not grant additional equity to Dr. Dietzen and Messrs. Colgrove and Hatfield.

•	Bonuses Paid Based on Corporate Performance. We exceeded our corporate revenue targets and paid quarterly bonuses based on this performance.

Stockholder Advisory Vote on Executive Compensation

As described above, this year we will hold our first non-binding stockholder advisory votes on the fiscal 2017 compensation of our named executive officers (a Say-on-Pay vote), and on the frequency of any future Say-on-Pay votes. See the sections titled “Advisory Vote on Executive Compensation” and “Frequency of Advisory Vote on Executive Compensation” for more information. We value the opinions of our stockholders and will consider the outcome of future Say-on-Pay votes, as well as any feedback received throughout the year, when making compensation decisions for our executive officers.

Compensation Philosophy and Objectives

We are designing our executive compensation program to achieve the following objectives:

•	attract, motivate and retain executive officers of outstanding ability and potential;

•	motivate and reward behavior consistent with our corporate performance objectives; and

•	ensure that compensation is meaningfully tied to creation of stockholder value.

Pure Storage | 2017 Proxy Statement	42.

We believe that our executive compensation program should include short-term and long-term elements and should reward consistent performance that meets or exceeds expectations. We evaluate both performance and compensation to ensure that the compensation provided to our executive officers remains competitive relative to compensation paid by similar companies operating in the technology industry, in particular comparable software and hardware companies, taking into account the role and performance of the individual executive and the performance and strategic objectives of Pure Storage.

Compensation Design

The compensation arrangements for our executive officers consist of base salary, performance-based cash bonuses, equity awards, and broad-based welfare and health benefit programs. While we offer cash compensation in the form of base salaries and quarterly cash bonuses, we intend equity compensation to be the central component of our executive compensation program.

We emphasize the use of equity to provide incentives for our executive officers to focus on the growth of our overall enterprise value and, correspondingly, to create value for our stockholders. Historically, we have provided equity compensation primarily in the form of stock options. In fiscal 2018, we started to broadly utilize RSU awards in our executive compensation program, including time-based RSU awards that typically vest over multi-year periods and performance-based RSU awards that may only be earned upon the achievement of company performance goals. We believe that RSU awards can align the interests of executive officers with our stockholders and drive a longer-term focus through a multi-year vesting schedule, while managing dilution to existing investors and providing greater transparency and predictability to our executive officers with respect to the value of their compensation.

Our compensation committee reviews our executive compensation program at least annually. As part of this review process, our compensation committee applies the objectives described above within the context of our overall compensation philosophy while simultaneously considering the compensation levels needed to ensure our executive compensation program remains competitive. Our compensation committee also evaluates whether we are meeting our retention objectives and the potential cost of replacing key executive officers.

Compensation-Setting Process

Our compensation committee is responsible for reviewing, evaluating, and approving the compensation arrangements of our executive officers and for establishing and maintaining our executive compensation policies and practices. Our compensation committee seeks input and receives recommendations from members of our executive team when discussing the performance and compensation of other executive officers, and in determining the financial and accounting implications of our compensation programs and hiring decisions. Our compensation committee is authorized to engage its own independent advisors to provide advice on matters related to executive compensation and general compensation programs. For additional information on our compensation committee, see “Board of Directors and Corporate Governance—Board Committees” elsewhere in this proxy statement.

Role of our Chief Executive Officer and Chief Financial Officer

In fiscal 2017, our CEO, CFO and human resources team assisted our compensation committee in evaluating the performance of our executive officers (other than their own performance), and making recommendations to our compensation committee with respect to base salary adjustments, target quarterly cash bonus opportunities, actual bonus payments, and equity awards for each executive officer. While our compensation committee takes these recommendations into consideration, it exercises its own independent judgment in approving the compensation of our executive officers.

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Role of Compensation Consultant

In fiscal 2017, our compensation committee retained Compensia to provide advice regarding our executive compensation program. Pursuant to this engagement, Compensia performed the following projects for our compensation committee:

•	assisted in the development of the compensation peer group that we use to understand market competitive compensation practices;

•	provided compensation data and analysis of our executive compensation program, comparing our program to those of companies in our compensation peer group; and

•	advised on potential performance-based equity award structures and regulatory trends and developments relating to executive compensation.

Compensia does not provide any other services to us. Compensia maintains a conflict of interest policy that is specifically designed to prevent any conflicts of interest. In addition, our compensation committee has assessed the independence of Compensia taking into account, among other things, the factors set forth in Exchange Act rules and the listing standards of NYSE, and concluded that no conflict of interest exists with respect to Compensia’s engagement by our compensation committee.

Compensation Peer Group

In April 2016, our compensation committee established a compensation peer group designed to reflect companies that are in applications software, systems software, internet software and services or information technology sectors, with similar revenues, significant revenue growth, headcount and mid-level market capitalization. After considering analysis and data provided by Compensia, this compensation peer group was generally selected based on companies with revenues of .5 to 2.5 times our annual revenues, as well as market capitalization of .25 to 4 times our market capitalization. We had annual revenues and a market capitalization slightly above the averages in the compensation peer group. We also generally sought to include companies with revenue growth of greater than 30% where possible, though we had a substantially higher year-over-year revenue growth rate relative to the compensation peer group.

Our compensation peer group for fiscal 2017 consisted of the following companies:

Arista Networks	Nimble Storage
Box	Palo Alto Networks
Cornerstone OnDemand	Proofpoint
Demandware	ServiceNow
FireEye	Splunk
Imperva	Tableau Software
Marketo	Workday
NetSuite	Zendesk
New Relic

Our compensation committee considers the compensation levels of the executives at the companies in our compensation peer group to provide general guidance and a benchmark for market practices, without rigidly setting compensation based on specific percentiles relative to the peer group.

Pure Storage | 2017 Proxy Statement	44.

Elements of Our Executive Compensation Program

Our executive compensation program consists of three principal components:

•	base salary;

•	cash bonuses; and

•	equity compensation.

Base Salary

We offer base salaries that are intended to provide a stable level of fixed compensation to our executive officers for performance of their day-to-day responsibilities. Each executive officer’s base salary was originally established as the result of arm’s-length negotiation with the individual at the time of his or her initial hiring. Base salaries for our executive officers are reviewed annually to determine whether an adjustment is warranted. In April 2016, our compensation committee reviewed the base salaries of our executive officers and, after considering analysis performed by Compensia, determined to maintain their annual base salaries at their existing levels. The base salaries paid to our named executive officers during fiscal 2017 are set forth in the Summary Compensation Table below.

Quarterly Cash Bonuses

We provide our executive officers (other than Mr. Hatfield in fiscal 2017) the opportunity to receive quarterly cash bonuses, in the same form available to many of our employees. These cash bonuses are intended to encourage the achievement of corporate performance objectives, in particular corporate revenue targets. In April 2016, our compensation committee reviewed the target cash bonus amounts and, after considering analysis performed by Compensia, decided to increase the total annual target bonus amounts for Dr. Dietzen and Mr. Colgrove each from $100,000 to $200,000, effective as of May 1, 2016, to make our cash compensation more competitive for these executive officers. Our compensation committee determined that executive cash compensation was low compared to companies in our peer group, with total target cash compensation for our executive officers typically below the 25th percentile of companies in our peer group. The target bonus increases above brought Dr. Dietzen and Mr. Colgrove roughly in line with the 25th percentile for total cash compensation. Our compensation committee deferred adjustments to Mr. Riitters’ target cash bonus to fiscal 2018, in part due to the retention equity award granted to him as described below.

The performance objectives for these quarterly cash bonuses were tied to quarterly revenue targets, with a premium for over-achievement, though our compensation committee had ultimate discretion to determine the amount of bonus for each performance period. We exceeded our corporate revenue targets in each quarter of fiscal 2017, delivering $139.9, $163.2, $197.0 and $227.9 million against quarterly revenue targets of $135.0, $153.0, $191.0 and $223.0 million for our first, second, third and fourth quarters, respectively.

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The following table provides information regarding the quarterly payout level achieved and the actual quarterly cash bonuses earned by our named executive officers during fiscal 2017:

Named Executive Officer	Performance Period	Target Quarterly Bonus	Payout Percentage		Actual Quarterly Bonus Earned
Scott Dietzen	First Quarter Second Quarter Third Quarter Fourth Quarter Total Fiscal 2017	$25,000 50,000 50,000 50,000 175,000	105.2 108.0 104.0 103.0	% % % %	$26,300 54,000 52,000 51,500 183,800
John Colgrove	First Quarter Second Quarter Third Quarter Fourth Quarter Total Fiscal 2017	$25,000 50,000 50,000 50,000 175,000	105.2 108.0 104.0 103.0	% % % %	$26,300 54,000 52,000 51,500 183,800
Timothy Riitters	First Quarter Second Quarter Third Quarter Fourth Quarter Total Fiscal 2017	$32,500 32,500 32,500 32,500 130,000	105.2 108.0 104.0 103.0	% % % %	$34,190 35,100 33,800 33,475 136,565

Historically, instead of a cash bonus, Mr. Hatfield was eligible to receive commissions, payable based on achievement of ambitious bookings, new customer and gross margin targets, derived from the fiscal year operating plan approved by our board of directors. Our compensation committee felt that this plan would serve as an effective motivational tool for Mr. Hatfield in driving the growth and long-term health of our business. The fiscal 2017 targets were based on our historical operating results and growth rates, and believed to be achievable only with significant effort and dedication from Mr. Hatfield and our overall team. These targets were viewed as difficult to achieve because they represented significant increases over the results for the prior fiscal year, and attaining those goals required Mr. Hatfield and our field teams to engage with a substantially larger number of potential customers and book a higher aggregate amount of new and larger sales. There was no minimum or maximum threshold for payment. We do not publicly disclose specific plan information and, if disclosed, we believe that information would provide competitors and others with insights into our operations and sales compensation programs that would be harmful to us.

In fiscal 2018, we transitioned Mr. Hatfield to a quarterly cash bonus opportunity similar to our other executive officers. Mr. Hatfield has broad responsibility for all go-to-market strategy and execution at Pure Storage, and we believe this transition is appropriate as our company matures, encouraging consistent priorities across our executive team.

Equity Compensation

We believe that strong long-term corporate performance is achieved with a compensation program that encourages a long-term focus by our executive officers through the use of equity compensation, the value of which depends on the performance of our common stock. For this reason, our long-term incentive compensation to date has been provided largely in the form of equity awards. Historically, we used stock options to help align the interests of our executive officers with the interests of our stockholders and to enable them to participate in the appreciation of our common stock.

As we continue our transition following our initial public offering, we plan to grant RSUs as a significant component of our executive compensation program. We intend to use RSU awards with

Pure Storage | 2017 Proxy Statement	46.

both time-based and performance-based vesting requirements to retain, motivate and reward our executive officers. Because RSU awards have value to the recipient even in the absence of stock price appreciation, we are able to incent and retain our executive officers using fewer shares of our common stock than would be necessary if we used stock options as our sole form of equity awards. In addition, since the value of these RSUs increases with any increase in the value of the underlying shares, RSU awards also provide incentives to our executive officers that are aligned with the interests of our stockholders.

The size and form of the equity awards for our executive officers are determined in the discretion of our compensation committee at a level that it believes is competitive with current market conditions (as reflected by our compensation peer group), and after taking into consideration each individual executive officer’s role and the scope of his or her responsibilities, his or her experience, his or her past performance and expected future contributions, his or her current equity holdings and the potential equity awards of our other executive officers.

In April 2016, our compensation committee reviewed the outstanding equity awards held by our executive officers and considered analysis performed by Compensia, as well as factors such as the significant unvested equity awards held by most of our executive officers, the recent volatility in the price of our common stock and the desire of our compensation committee to conduct a broader compensation program review in the next fiscal year, after completion of our first full fiscal year as a public company. Based on that review, our compensation committee decided not to grant additional equity awards to our executive officers during fiscal 2017, other than a short-term retention RSU award to Mr. Riitters covering 35,000 shares of our common stock that vested as to 1/4th of the shares every quarter after June 20, 2016, such that the award would vest in full by June 2017. This short-term retention award was made in light of the low value of Mr. Riitters’ existing stock awards, relative to our other executive officers and chief financial officers at companies in our compensation peer group.

Over the course of fiscal 2017, our compensation committee met and discussed the design and implementation of a more robust, long-term equity compensation program with RSU awards, with a multi-year horizon and both time-based and performance-based vesting requirements as central components. In March 2017, after the end of fiscal 2017, our compensation committee approved RSU awards to our executive officers that included (i) time-based RSUs, with quarterly vesting over three years, and (ii) performance-based RSUs, with the earned share amount to be adjusted up or down from 0% to 150% of the target share amount, based on achievement of performance criteria tied to the annual revenue for fiscal 2018. The earned performance-based RSUs vest over a three-year period, with 1/3rd vesting in April 2018 and the remainder vesting quarterly thereafter. Each of our executive officers received 50% time-based RSUs and 50% performance-based RSUs, except Mr. Riitters who was granted more time-based RSUs in light of the relatively low value of Mr. Riitters’ existing stock awards. See the section titled “Employment, Severance and Change in Control Agreements” below for additional details about these grants. This process and the applicable grants will be discussed in the proxy statement relating to executive compensation earned in fiscal 2018.

Benefits Programs

Our employee benefit programs, including our 401(k) plan, employee stock purchase plan, and health, and welfare programs, are designed to provide a competitive level of benefits to our employees generally, including our executive officers and their families. We adjust our employee benefit programs as needed based upon regular monitoring of applicable laws and practices and the competitive market. Our executive officers are eligible to participate in the same employee benefit plans, and on the same terms and conditions, as all other U.S. full-time employees.

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Perquisites and Other Personal Benefits

Currently, we do not view perquisites or other personal benefits as a significant component of our executive compensation program. Accordingly, we do not generally provide perquisites to our executive team. In the future, we may provide perquisites or other personal benefits in limited circumstances, such as where we believe it is appropriate to assist an individual executive in the performance of his or her duties, to make our executive team more efficient and effective and for recruitment, motivation or retention purposes. All future practices with respect to perquisites or other personal benefits will be subject to review and approval by our compensation committee.

Post-Employment Compensation

Our executive officers and certain other employees are eligible to receive severance payments, equity acceleration and benefits in the event of a termination of employment in connection with a change in control of Pure Storage. Our compensation committee has determined that these arrangements are both competitively reasonable and necessary to recruit and retain key executives. The material terms of these post-employment payments to named executive officers are set forth below in the section titled “Employment, Severance and Change in Control Agreements.”

Other Compensation Policies

Equity Awards Grant Policy

Our compensation committee has adopted a policy governing equity awards that are granted to our non-executive employees. Equity awards to our executive officers or members of our board of directors must be approved either by our board of directors or our compensation committee at a meeting or by unanimous written consent. This policy provides that the CEO may make awards to non-executive employees within prescribed limits. Generally, equity awards will be effective on the 20th day of the second month of the fiscal quarter. The exercise price of all stock options and stock appreciation rights must be equal to or greater than the fair market value of our common stock on the date of grant.

Derivatives Trading and Hedging Policy

Our insider trading policy prohibits the trading of derivatives or the hedging of our equity securities by our employees, including our executive officers and members of our board of directors.

Policy regarding 10b5-1 Plans for Directors and Executive Officers

Our insider trading policy generally requires that our executive officers and members of our board of directors may not trade in our equity securities during “blackout” periods and that such individuals must pre-clear trades or adopt plans in accordance with Exchange Act Rule 10b5-1 for sales of securities which they beneficially own.

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Compensation Policies and Practices as they relate to Risk Management

Our compensation committee has reviewed our executive and employee compensation programs, and does not believe that our compensation policies and practices encourage undue or inappropriate risk taking or create risks that are reasonably likely to have a material adverse effect on us. The reasons for our compensation committee’s determination include the following:

•

We structure our compensation program to consist of both fixed and variable components. The fixed (or base salary) component of our compensation programs is designed to provide income independent of our stock price performance so that employees will not focus exclusively on stock price performance to the detriment of other important business metrics.

•

We maintain internal controls over the measurement and calculation of financial information, which are designed to prevent this information from being manipulated by any employee, including our executive officers.

•

We do not cap the cash incentive award for our sales commission plans to provide maximum incentive for our sales force to meet and exceed their revenue objectives. However, we do maintain internal controls over the determination of sales commissions.

•	Employees of Pure Storage are required to comply with our code of conduct, which covers, among other things, accuracy in keeping financial and business records.

•	Our compensation committee approves the overall annual equity pool and the employee equity award guidelines.

•	A significant portion of the compensation paid to our executive officers is in the form of equity to align their interests with the interests of stockholders.

•

As part of our insider trading policy, we prohibit hedging transactions involving our securities so that our executive officers and other employees cannot insulate themselves from the effects of poor stock price performance.

Tax and Accounting Considerations

Deductibility of Executive Compensation

Section 162(m) limits the amount that we may deduct from our federal income taxes for remuneration paid to certain of our executive officers to $1 million per executive officer per year, unless the remuneration is exempt from this limitation. Section 162(m) provides an exception from this deduction limitation for “qualified performance-based compensation” as well as for the gain recognized by executive officers upon the exercise of qualifying compensatory stock options. Gains from the settlement of RSU awards and bonus payments to the covered executive officers may not be tax deductible.

We generally believe the income from the majority of our cash compensation paid will be deductible. In addition, we believe that income from the exercise of stock options will be deductible. However, income from the settlement of RSUs may not be deductible in future periods. While our compensation committee is mindful of the benefit to us of the full deductibility of the compensation paid to our executive officers and will consider deductibility when analyzing potential compensation alternatives, our compensation committee believes that it should not be constrained by the requirements of Section 162(m) where those requirements would impair flexibility in compensating our

49.	Pure Storage | 2017 Proxy Statement

executive officers in a manner that can best promote our corporate objectives. Therefore, our compensation committee has not adopted a policy that requires that all compensation to be deductible for income tax purposes.

No Tax Reimbursement of Parachute Payments and Deferred Compensation

We did not provide any executive officer, including any named executive officer, with a “gross-up” or other reimbursement payment for any tax liability that he or she might owe as a result of the application of Sections 280G, 4999, or 409A of the Code during fiscal 2017, and we have not agreed and are not otherwise obligated to provide any named executive officer with such a “gross-up” or other reimbursement.

Accounting Treatment

We account for stock compensation in accordance with the authoritative guidance set forth in ASC Topic 718, which requires companies to measure and recognize the compensation expense for all share-based awards made to employees and directors, including stock options and RSU awards, over the period during which the award recipient is required to perform services in exchange for the award (for executive officers, generally the three-year or four-year vesting period of the award). Compensation expense for shares acquired through our Employee Stock Purchase Plan (ESPP) is recognized over the offering period. We estimate the fair value of stock options and shares acquired through our ESPP using the Black-Scholes option pricing model. This calculation is performed for accounting purposes and reported in the compensation tables below.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management and, based on such review and discussions, the compensation committee recommended to the Pure Storage board of directors that the Compensation Discussion and Analysis be incorporated by reference in Pure Storage’s Annual Report on Form 10-K for fiscal 2017 and included in this proxy statement.

The Compensation Committee

Aneel Bhusri (Chair)

Frank Slootman

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Summary Compensation Table for Fiscal 2017

The following table presents all of the compensation awarded to, or earned by, our named executive officers during fiscal 2017 and the prior two fiscal years.

Name and Principal Position	Fiscal Year	Salary ($)	Option Awards ($) (1)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Scott Dietzen	2017	250,000	-	-	183,800	(2)	-		433,800
Chief Executive Officer	2016	250,000	1,769,355	-	105,150	(2)	-		2,124,505
	2015	250,000	3,189,524	-	111,864	(2)	1,404,388	(4)	4,955,776
John Colgrove	2017	250,000	-	-	183,800	(2)	11,053	(5)	444,853
Chief Technology Officer	2016	220,833	1,769,355	-	105,150	(2)	-		2,095,338
David Hatfield	2017	300,000	-	-	256,109	(3)	-		556,109
President	2016	300,000	1,842,493	-	399,991	(3)	-		2,542,484
	2015	300,000	2,657,937	-	425,332	(3)	7,274,645	(6)	10,657,914
Timothy Riitters	2017	320,000	-	501,200	136,565	(2)	-		957,765
Chief Financial Officer	2016	279,167	1,112,337	-	133,511	(2)	-		1,525,015
	2015	108,333	8,965,770	-	60,411	(2)	-		9,134,514

(1)

The amount shown in this column does not reflect the dollar amount actually received by our named executive officers. Instead, this amount reflects the aggregate grant date fair value of the stock option and RSU awards granted to the named executive officers, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in the notes to our consolidated financial statements in our Annual Report on Form 10-K, as filed with the SEC on March 28, 2017.

(2)

Represents quarterly bonuses earned by Dr. Dietzen and Messrs. Colgrove and Riitters under our quarterly cash bonus program for employees. The amounts reported represent cash bonuses earned by each named executive officer based on the achievement of quarterly corporate revenue targets and the individual’s target bonus amount. The cash bonuses are paid quarterly, based on the achievement of the corporate revenue target described above.

(3)	Represents sales commissions earned by Mr. Hatfield during the applicable fiscal year.
(4)

Includes (i) $1,395,423 of shares sold by Dr. Dietzen in our July 2014 tender offer, which is the difference between the purchase price per share of $15.7259 paid by us and $8.46 per share, the fair market value of the shares as of the date of repurchase; (ii) $4,500 in employer contributions to Dr. Dietzen’s health savings account; (iii) $3,832 in travel expenses associated with Dr. Dietzen’s spouse attending a company-sponsored event; and (iv) $633 in life insurance premiums.

(5)	Includes: (i) $5,474 in amounts associated with our patent award program, (ii) $4,500 in employer contributions to Mr. Colgrove’s health savings account; and (iii) $1,079 in life insurance premiums.
(6)

Includes (i) $7,265,900 of shares sold by Mr. Hatfield in our July 2014 tender offer, which is the difference between the purchase price per share of $15.7259 paid by us and $8.46 per share, the fair market value of the shares as of the date of repurchase; (ii) $4,500 in employer contributions to Mr. Hatfield’s health savings account; (iii) $3,832 in travel expenses associated with Mr. Hatfield’s spouse attending a company-sponsored event; and (iv) $413 in life insurance premiums.

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Grants of Plan-Based Awards Table in Fiscal 2017

The following table presents information regarding each grant of a cash or equity award made during fiscal 2017. This information supplements the information about these awards set forth in the “Summary Compensation Table” above.

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards				Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)		Maximum ($)
Scott Dietzen	04/22/2016	-	200,000	(1)	-	-		-
John Colgrove	04/22/2016	-	200,000	(1)	-	-		-
David Hatfield	02/01/2016	-	300,000	(2)	-	-		-
Timothy Riitters	04/22/2016	-	130,000	(1)	-	-		-
	04/22/2016	-	-		-	35,000	(3)	$501,200	(4)

(1)

The target bonus amounts for fiscal 2017 were established by our compensation committee in April 2016, with the target bonus amounts for Dr. Dietzen and Mr. Colgrove increasing from $100,000 to $200,000, effective as of May 1, 2016. For further information regarding the fiscal 2017 target cash bonuses, please see the “Quarterly Cash Bonuses” subsection of the Compensation Discussion and Analysis section above.

(2)

This amount relates to the commissions amount payable to Mr. Hatfield assuming full achievement of the bookings and related operational targets for fiscal 2017. There was no minimum or maximum threshold.

(3)	1/4th of the total shares subject to this restricted stock unit award will vest quarterly measured from the vesting commencement date, subject to Mr. Riitters’ continued service.
(4)

The amount shown in this column does not reflect the dollar amount actually received by our named executive officers. Instead, this amount reflects the aggregate grant date fair value of the RSU award granted to Mr. Riitters, computed in accordance with the provisions of FASB ASC Topic 718. Assumptions used in the calculation of this amount are included in the notes to our consolidated financial statements in our Annual Report on Form 10-K, as filed with the SEC on March 28, 2017.

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Outstanding Equity Awards as of January 31, 2017

The following table presents information regarding outstanding equity awards held by our named executive officers as of January 31, 2017. All option awards were granted under our 2009 Equity Incentive Plan and stock awards were granted under our 2015 Equity Incentive Plan.

Name	Grant Date	Vesting Commencement Date	Option Awards (1)						Stock Awards (1)
			Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)
Scott Dietzen	01/30/2014	03/20/2017	-		300,000	(2)	2.58	01/30/2024	-		-
	03/28/2014	04/01/2018	-		600,000	(3)	2.98	03/28/2024	-		-
	09/23/2015	01/01/2020	-		83,333	(2)	17.00	09/23/2025	-		-
	09/23/2015	01/01/2021	-		125,000	(2)	17.00	09/23/2025	-		-
John Colgrove	03/28/2014	04/01/2018	-		600,000	(3)	2.98	03/28/2024	-		-
	09/23/2015	01/01/2020	-		83,333	(2)	17.00	09/23/2025	-		-
	09/23/2015	01/01/2021	-		125,000	(2)	17.00	09/23/2025	-		-
David Hatfield	02/06/2013	-	1,052,112		-		1.23	02/06/2023	-		-
	01/30/2014	07/15/2016	133,333	(4)	266,667	(4)	2.58	01/30/2024	-		-
	03/28/2014	01/01/2018	-		500,000	(3)	2.98	03/28/2024	-		-
	03/17/2015	02/15/2020	-		150,000	(2)	13.20	03/17/2025	-		-
	09/23/2015	03/15/2021	-		75,000	(5)	17.00	09/23/2025	-		-
Timothy Riitters	10/08/2014	08/26/2014	634,375	(6)	415,625	(6)	9.65	10/08/2024	-		-
	10/08/2014	08/26/2018	-		350,000	(7)	9.65	10/08/2024	-		-
	03/17/2015	09/15/2020	-		75,000	(2)	13.20	03/17/2025	-		-
	09/23/2015	01/01/2020	-		27,500	(2)	17.00	09/23/2025	-		-
	09/23/2015	01/01/2021	-		32,500	(2)	17.00	09/23/2025	-		-
	04/22/2016	06/20/2016	-		-		-	-	17,500	(8)	198,975	(9)

(1)

The unvested shares subject to this award may be subject to accelerated vesting upon a qualifying termination, as described in the section titled “Employment, Severance and Change in Control Agreements.”

(2)

1/12th of the total shares subject to this option will vest monthly measured from the vesting commencement date, subject to executive officer’s continued service. No shares were vested as of January 31, 2017.

(3)

1/24th of the total shares subject to this option will vest monthly measured from the vesting commencement date, subject to executive officer’s continued service. No shares were vested as of January 31, 2017.

(4)	1/18th of the total shares subject to this option will vest monthly measured from the vesting commencement date, subject to executive officer’s continued service.
(5)

1/10th of the total shares subject to this option will vest monthly measured from the vesting commencement date, subject to executive officer’s continued services. No shares were vested as of January 31, 2017.

(6)	1/48th of the total shares subject to this option will vest monthly measured from the vesting commencement date, subject to executive officer’s continued service.
(7)

1/24th of the total shares subject to this option will vest monthly measured from the vesting commencement date, subject to executive officer’s continued service. No shares were vested as of January 31, 2017.

(8)	1/4th of the total shares subject to this restricted stock unit award will vest quarterly measured from the vesting commencement date, subject to executive officer’s continued service.

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(9)	Based on the closing price of our Class A common stock on January 31, 2017, which was $11.37.

Early Exercised Options

As of January 31, 2017, Dr. Dietzen held, through the Dietzen Living Trust, 76,929 shares our common stock that were early exercised pursuant to an option granted to him on June 6, 2012, 38,464 of these shares vest on the 20th day of each month, and Mr. Colgrove held, though the Colgrove Family Living Trust, 375,000 shares our common stock that were early exercised pursuant to an option granted on January 30, 2014, 25,000 of these shares vest on the 1st day of each month. These shares were unvested as of January 31, 2017, and further release from our right of repurchase was subject to such executive officer’s continued service.

Stock Awards Vested in Fiscal 2017

The following table summarizes the value realized by our named executive officers due to restricted stock unit awards vested during fiscal 2017. No options were exercised by our named executive officers during fiscal 2017.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Timothy Riitters	17,500	220,412

Employment, Severance and Change in Control Agreements

Offer Letters

We have offer letters with each of our executive officers, other than Mr. Colgrove. The offer letters generally provide for at-will employment and set forth the executive officer’s initial base salary, initial equity grant amount, eligibility for employee benefits and in some cases severance benefits upon a qualifying termination of employment. In addition, each of our named executive officers has executed our standard proprietary information and inventions agreement. The key terms of employment with our executive officers are described below. Please see “Outstanding Equity Awards as of January 31, 2017” above for a presentation of equity awards held by our named executive officers.

Scott Dietzen

In September 2010, we entered into an offer letter agreement with Scott Dietzen, our Chief Executive Officer. Dr. Dietzen’s current annual base salary is $250,000. Effective March 1, 2017, Dr. Dietzen is eligible to earn a bonus with an annual target of $250,000 to be paid in quarterly installments based on the achievement of corporate revenue targets, as determined by our compensation committee.

If, on or within 12 months following a change in control, Dr. Dietzen’s employment is terminated without cause or he terminates his employment for good reason, all outstanding shares subject to his outstanding option awards shall vest in full as of his termination date. Dr. Dietzen must sign a release of claims agreement as a pre-condition of receiving this termination benefit.

John Colgrove

Mr. Colgrove’s current annual base salary is $300,000. Effective March 1, 2017, Mr. Colgrove is eligible to earn a bonus with an annual target of $200,000 to be paid in quarterly installments based on the achievement of corporate revenue targets, as determined by our compensation committee.

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If Mr. Colgrove’s employment is terminated without cause or he terminates his employment for good reason on or within 18 months following a change in control, all unvested shares of stock subject to his outstanding option awards shall immediately become fully vested.

David Hatfield

In November 2012, we entered into an offer letter agreement with David Hatfield, our President. Mr. Hatfield’s current annual base salary is $325,000. Effective February 1, 2017, Mr. Hatfield is eligible to earn a bonus with an annual target of $325,000 to be paid in quarterly installments based on the achievement of corporate revenue targets, as determined by our compensation committee.

Pursuant to the terms of his offer letter, if Mr. Hatfield’s employment is terminated without cause or he terminates his employment for good reason, and other than as result of his death or disability, he will be eligible to receive certain severance benefits, the conditions of which vary depending on whether such termination occurs in connection with a change in control. If termination of employment occurs absent a change in control, Mr. Hatfield will be eligible to receive continuation of his base salary and reimbursement of COBRA payments for a period of nine months and vesting of 25% of the then-unvested shares subject to any then-outstanding stock options. If termination of employment occurs on or within 18 months following a change in control, Mr. Hatfield will be eligible to receive the salary and COBRA payments as described in the preceding sentence and vesting of all of the then-unvested shares subject to any then outstanding stock options. Mr. Hatfield must sign a release of claims agreement as a pre-condition of receiving these termination benefits.

Timothy Riitters

In August 2014, we entered into an offer letter agreement with Timothy Riitters, our Chief Financial Officer. Mr. Riitters’ current annual base salary is $330,000. Effective March 1, 2017, Mr. Riitters is eligible to earn a bonus with an annual target of $170,000 to be paid in quarterly installments based on the achievement of corporate revenue targets, as determined by our compensation committee.

Pursuant to the terms of his offer letter, if Mr. Riitters’ employment is terminated without cause or if he terminates his employment for good reason, and other than as result of his death or disability, he will be eligible to receive certain severance benefits, the conditions of which vary depending on whether such termination occurs in connection with a change in control. If termination of employment occurs absent a change in control, Mr. Riitters will be eligible to receive continuation of his base salary and reimbursement of COBRA payments for a period of nine months and he will continue to vest in his option for six months after the date of such termination. If termination of employment occurs on or within 12 months following a change in control, Mr. Riitters will be eligible to receive the salary and COBRA payments as described in the preceding sentence and vesting of all of the then-unvested shares subject to any then outstanding stock options. Mr. Riitters must sign a release of claims agreement as a pre-condition of receiving these termination benefits.

Change in Control Severance Benefit Plan

In September 2015, we adopted a Change in Control Severance Benefit Plan (the Severance Plan). Employees with the title of vice president or above, including each of our executive officers, are eligible participants under the Severance Plan. Under the Severance Plan, each eligible participant who suffers an involuntary termination within the period starting three months prior to a change in control and ending on the 12-month anniversary of the change in control, will receive (i) a lump sum cash payment equal to six months of the participant’s then-current base salary, (ii) a lump sum cash payment equal to six months of the participant’s then-current annual target bonus, (iii) up to six months of company-paid health insurance coverage, and (iv) accelerated vesting of 100% of the shares subject to each time-based vesting equity award held by such participant. These benefits are subject to

55.	Pure Storage | 2017 Proxy Statement

a “best after tax” provision in the case the benefits would trigger excise tax penalties and loss of deductibility under Sections 280G and 4999 of the Code. If an employee is an eligible participant and otherwise eligible to receive severance benefits under the Severance Plan that are of the same category and would otherwise duplicate the benefits available under the terms of any other agreement the participant has with us, the participant will receive severance benefits under such other agreement in lieu of any Severance Plan benefits to the extent such benefits are duplicative, and severance benefits will be provided under the Severance Plan only to the extent, if any, that Severance Plan benefits are not duplicative benefits.

Potential Payments Upon Termination or Resignation

The following table provides an estimate of the value of the compensation and benefits due to each of our named executive officers assuming a termination without cause or if he terminates his employment for good reason, effective as of January 31, 2017, other than in connection with a change of control, under the agreements described above. The actual amounts to be paid can only be determined at the time of such event.

Name	Cash Payment ($)	Benefit Continuation ($)	Value of Accelerated Equity Awards (1) ($)		Total ($)
			Restricted Stock Units	Options
Scott Dietzen	-	-	-	-	-
John Colgrove	-	-	-	-	-
David Hatfield (2)	225,000	13,627	-	1,634,751	1,873,378
Timothy Riitters (2)	240,000	13,627	-	225,750	479,377

(1)	Based on the closing price of our Class A common stock on January 31, 2017, which was $11.37.
(2)

Reflects continuation of base salary and reimbursement of health insurance payments for nine months, as well as vesting of 25% of the then-unvested shares subject to any then-outstanding stock options with respect to Mr. Hatfield and vesting of his original option for an additional six months with respect to Mr. Riitters.

Potential Payments Upon Termination or Resignation in connection with a Change of Control

The following table provides an estimate of the value of the compensation and benefits due to each of our named executive officers assuming a termination without cause or if he terminates his employment for good reason, effective as of January 31, 2017, in connection with a change of control, under the agreements and the Severance Plan described above. The actual amounts to be paid can only be determined at the time of such event.

Name	Cash Payment ($)	Benefit Continuation ($)	Value of Accelerated Equity Awards (1) ($)		Total ($)
			Restricted Stock Units	Options
Scott Dietzen (2)	225,000	11,106	-	7,671,000	7,907,106
John Colgrove (2)	225,000	9,084	-	5,034,000	5,268,084
David Hatfield (2)	375,000	13,627	-	6,539,003	6,927,630
Timothy Riitters (2)	305,000	13,627	198,975	1,316,875	1,834,477

(1)	Based on the closing price of our Class A common stock on January 31, 2017, which was $11.37.

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(2)

Reflects a lump sum cash payment equal to six months of the officer’s then-current base salary, a lump sum cash payment equal to six months of the officer’s then-current annual target bonus, and six months of company-paid health insurance coverage, as well as vesting of 100% of the shares subject to each time-based vesting equity award held by such officer, except that Messrs. Hatfield and Riitters are eligible to receive continuation of base salary and reimbursement of health insurance payments for an additional three months.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of January 31, 2017. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (1)	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (2)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (3)
Equity plans approved by stockholders	65,623,213	$7.15	27,425,710
Equity plans not approved by stockholders	-	-	-

(1)	Includes our 2009 Equity Incentive Plan and 2015 Plan, but does not include future rights to purchase shares under our ESPP, which depend on a number of factors described in our ESPP.
(2)

The weighted average exercise price is calculated based solely on outstanding stock options, and excludes the shares of common stock included in column (a) that are issuable upon the vesting of 8,783,024 RSUs then-outstanding under our 2015 Plan, which have no exercise price.

(3)

Includes our 2015 Plan and ESPP. Our 2015 Plan provides that the total number of shares reserved of Class A common stock reserved for issuance thereunder will be automatically increased, on February 1st of each calendar year, in an amount equal to 5% of the total number of shares of our capital stock outstanding on the last day of the calendar month prior to the date of each automatic increase, or a lesser number of shares determined by our board of directors. Our ESPP provides that the number of shares of Class A common stock available for issuance thereunder is automatically increased on February 1st of each calendar year by the lesser of (i) 1% of the total number of shares of our common stock outstanding on the last day of the calendar month prior to the date of the automatic increase, and (ii) 3,500,000 share; provided that the board of directors may determine that such increase will be less than the amount set forth above. Accordingly, on February 1, 2017, the number of shares of Class A common stock available for issuance under our 2015 Plan and ESPP increased by 10,218,184 shares and 2,043,637 shares, pursuant to these provisions. These increases are not reflected in the table above.

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Transactions With Related Persons

The following is a summary of transactions, since the beginning of our last fiscal year, to which we have been a participant, in which the amount involved exceeded or will exceed $120,000 and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest.

Investor Rights Agreement

We are a party to an investor rights agreement with certain holders of our common stock, including Mike Speiser and Frank Slootman (members of our board of directors) and entities affiliated with Greylock Partners, Index Ventures and Sutter Hill Ventures, with certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we are otherwise filing. Aneel Bhusri, Michelangelo Volpi and Mike Speiser, members of our board of directors, are affiliated with Greylock Partners, Index Ventures and Sutter Hill Ventures, respectively.

Employment Arrangements and Equity Grants

We have entered into offer letters with our executive officers and have adopted a Change in Control Severance Benefit Plan. For more information regarding these arrangements, see the section titled “Employment, Severance and Change of Control Agreements.”

We have granted equity awards to our executive officers and certain members of our board of directors. For a description of these equity awards, see the sections titled “Executive Compensation” and “Director Compensation.”

Indemnification Agreements

Our amended and restated certificate of incorporation contains provisions limiting the liability of directors, and our amended and restated bylaws will provide that we will indemnify each of our directors and officers to the fullest extent permitted under Delaware law. Our amended and restated certificate of incorporation and bylaws will also provide our board of directors with discretion to indemnify our employees and other agents when determined appropriate by the board. In addition, we have entered into an indemnification agreement with each of our directors and executive officers, which requires us to indemnify them.

Related-Party Transaction Policy

We have adopted a policy that our executive officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons, will not be permitted to enter into a related-party transaction with us without the prior consent of our audit committee, or other independent members of our board of directors in the event it is inappropriate for our audit committee to review such transaction due to a conflict of interest. Any request for us to enter into a transaction with an executive officer, director, principal stockholder or any of their immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our audit committee for review, consideration and approval. In approving or rejecting any such proposal, our audit committee will consider the relevant facts and circumstances available and deemed relevant to our audit committee, including, but not limited to, whether the transaction will be on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related-party’s interest in the transaction.

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Other Matters

Our board of directors knows of no other matters that will be presented for consideration at the virtual annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the associated proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Scott Dietzen
Chief Executive Officer

Mountain View, California

May 8, 2017

We have filed our Annual Report on Form 10-K for the fiscal year ended January 31, 2017 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Stockholders can also access this proxy statement and our Annual Report on Form 10-K at investor.purestorage.com, or a copy of our Annual Report on Form 10-K for the fiscal year ended January 31, 2017 is available without charge upon written request to our Secretary at 650 Castro Street, Suite 400, Mountain View, California 94041.

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APPENDIX A

2015 Equity Incentive Plan

Adopted by the Board of Directors: August 19, 2015

Approved by the Stockholders: September 2, 2015

IPO Date: October 6, 2015

1. General.

(a) Purpose. The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.

(b) Eligible Award Recipients. Employees, Directors and Consultants are eligible to receive Awards.

(c) Available Awards. The Plan provides for the grant of the following Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Stock Awards, (vii) Performance Cash Awards, and (viii) Other Stock Awards.

2. Administration.

(a) Administration by Board. The Board will administer the Plan. The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).

(b) Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i) To determine: (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, an Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii) To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement or in the written terms of a Performance Cash Award, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii) To settle all controversies regarding the Plan and Awards granted under it.

(iv) To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).

(v) To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not materially impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent, except as provided in subsection (viii) below.

(vi) To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan. Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii) To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of (A) Section 162(m) of the Code regarding the exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to Covered Employees, (B) Section 422 of the Code regarding “incentive stock options” or (C) Rule 16b-3.

(viii) To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided, however, that a Participant’s rights under any Award will not be impaired by any such amendment unless (A) the Company requests the consent of the affected Participant, and (B) such Participant consents in writing. Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.

(ix) Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x) To adopt such rules, procedures and sub-plans related to the operation and administration of the Plan as are necessary or appropriate under local laws and regulations to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are made to ensure or facilitate compliance with the laws or regulations of the relevant foreign jurisdiction).

(c) Delegation to Committee.

(i) General. The Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii) Section 162(m) and Rule 16b-3 Compliance. The Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3.

(d) Delegation to an Officer. The Board may delegate to one (1) or more Officers the authority to do one or both of the following (i) designate Employees who are not Officers to be recipients of Options and SARs (and, to the extent permitted by applicable law, other Stock Awards) and, to the extent permitted by applicable law, the terms of such Awards, and (ii) determine the number of shares of Common Stock to be subject to such Stock Awards granted to such Employees; provided, however, that the Board resolutions regarding such delegation will specify the total number of shares of Common Stock that may be subject to the Stock Awards granted by such Officer and that such Officer may not grant a Stock Award to himself or herself. Any such Stock Awards will be granted on the form of Stock Award Agreement most recently approved for use by the Committee or the Board, unless otherwise provided in the resolutions approving the delegation authority. The Board may not delegate authority to an Officer who is acting solely in the capacity of an Officer (and not also as a Director) to determine the Fair Market Value pursuant to Section 13(w)(iii) below.

(e) Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

3. Shares Subject to the Plan.

(a) Share Reserve. Subject to Section 9(a) relating to Capitalization Adjustments, and the following sentence regarding the annual increase, the aggregate number of shares of Common Stock that may be issued pursuant to Stock Awards will not exceed 27,000,000 shares (the “Share Reserve”).

In addition, the Share Reserve will automatically increase on the first day of each fiscal year, for a period of not more than ten years from the date the Plan is approved by the stockholders of the Company, commencing on February 1 in the calendar year following the calendar year in which the IPO Date occurs and ending on (and including) February 1, 2025, in an amount equal to 5% of the total number of shares of Capital Stock outstanding on the last day of the calendar month prior to the date of such automatic increase. Notwithstanding the foregoing, the Board may act prior to the first day of a given fiscal year to provide that there will be no increase in the Share Reserve for such fiscal year or that the increase in the Share Reserve for such year will be a lesser number of shares of Common Stock than would otherwise occur pursuant to the preceding sentence. For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Stock Awards except as provided in Section 7(a). Shares may be issued in connection with a merger or acquisition as permitted by NASDAQ Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, AMEX Company Guide Section 711 or other applicable rule, and such issuance will not reduce the number of shares available for issuance under the Plan.

(b) Reversion of Shares to the Share Reserve. If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan. If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.

(c) Incentive Stock Option Limit. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be 135,000,000 shares of Common Stock.

(d) Section 162(m) Limitations. Subject to the provisions of Section 9(a) relating to Capitalization Adjustments, at such time as the Company may be subject to the applicable provisions of Section 162(m) of the Code, the following limitations shall apply.

(i) A maximum of 3,000,000 (6,000,000 in the year of hire) shares of Common Stock subject to Options, SARs and Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award is granted may be granted to any one Participant during any one calendar year. Notwithstanding the foregoing, if any additional Options, SARs or Other Stock Awards whose value is determined by reference to an increase over an exercise or strike price of at least 100% of the Fair Market Value on the date the Stock Award are granted to any Participant during any calendar year, compensation attributable to the exercise of such additional Stock Awards will not satisfy the requirements to be considered “qualified performance-based compensation” under Section 162(m) of the Code unless such additional Stock Award is approved by the Company’s stockholders.

(ii) A maximum of 3,000,000 (6,000,000 in the year of hire) shares of Common Stock subject to Performance Stock Awards may be granted to any one Participant during any one calendar year (whether the grant, vesting or exercise is contingent upon the attainment during the Performance Period of the Performance Goals).

(iii) A maximum of US$5,000,000 may be granted as a Performance Cash Award to any one Participant during any one calendar year.

(e) Source of Shares. The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.

4. Eligibility.

(a) Eligibility for Specific Stock Awards. Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or a “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code). Stock Awards other than Incentive Stock

Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405 of the Securities Act, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Stock Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company, in consultation with its legal counsel, has determined that such Stock Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company, in consultation with its legal counsel, has determined that such Stock Awards comply with the distribution requirements of Section 409A of the Code.

(b) Ten Percent Stockholders. A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.

5. Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option. If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option. The provisions of separate Options or SARs need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(a) Term. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of ten years from the date of its grant or such shorter period specified in the Award Agreement.

(b) Exercise Price. Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted. Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a Corporate Transaction and in a manner consistent with the provisions of Section 409A and, if applicable, Section 424(a) of the Code. Each SAR will be denominated in shares of Common Stock equivalents.

(c) Purchase Price for Options. The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by any combination of the methods of payment set forth below. The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment. The permitted methods of payment are as follows:

(i) by cash, check, bank draft or money order payable to the Company;

(ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the stock subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii) by delivery to the Company (either by actual delivery or attestation) of shares of Common Stock;

(iv) if an Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issuable upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price; provided, however, that the Company will accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate exercise price not satisfied by such reduction in the number of whole shares to be issued. Shares of Common Stock will no longer be subject to an Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or

(v) in any other form of legal consideration that may be acceptable to the Board and specified in the applicable Award Agreement.

(d) Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(e) Transferability of Options and SARs. The Board may, in its sole discretion, impose such limitations on the transferability of Options and SARs as the Board will determine. In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i) Restrictions on Transfer. An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant. The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws. Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.

(ii) Domestic Relations Orders. Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulations Section 1.421-1(b)(2) or comparable local law. If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.

(iii) Beneficiary Designation. Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company (or a third party designated by the Company, each a “Company Designee”), in a form approved by the Company (or a Company Designee), designate a third party who, on the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise. In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate or the Participant’s legal heirs will be entitled to exercise the

Option or SAR and receive the Common Stock or other consideration resulting from such exercise. However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.

(f) Vesting Generally. The total number of shares of Common Stock subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.

(g) Termination of Continuous Service. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates (other than for Cause and other than upon the Participant’s death or Disability), the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date 3 months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.

(h) Extension of Termination Date. If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement. In addition, unless otherwise provided in a Participant’s Award Agreement, if the sale of any Common Stock received on exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of a period of months (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.

(i) Disability of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Award Agreement. If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.

(j) Death of Participant. Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service for a reason other than death, then the Option or SAR may be exercised (x) in its entirety including shares that the Participant was not otherwise entitled to exercise as of the date of termination of Continuous Service in the event of a termination under (i) above, or (y) to the extent the Participant was entitled to exercise such Option or SAR as of the date of death in the event of a termination under (ii) above by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Award Agreement. If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.

(k) Termination for Cause. Except as explicitly provided otherwise in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR from and after the date of such termination of Continuous Service.

(l) Non-Exempt Employees. If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the U.S. Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the U.S. Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Corporate Transaction in which such Option or SAR is not assumed, continued, or substituted, (iii) upon a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the U.S. Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Stock Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Stock Awards and are hereby incorporated by reference into such Stock Award Agreements.

6. Provisions of Stock Awards other than Options and SARs.

(a) Restricted Stock Awards. Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock may be (x) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (y) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board. The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical. Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board.

(iii) Termination of Participant’s Continuous Service. If a Participant’s Continuous Service terminates, the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.

(iv) Transferability. Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board will determine in its sole discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.

(v) Dividends. A Restricted Stock Award Agreement may provide that any dividends paid on Restricted Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.

(b) Restricted Stock Unit Awards. Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate. The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical. Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Agreement or otherwise) the substance of each of the following provisions:

(i) Consideration. At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award. The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii) Vesting. At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its sole discretion, deems appropriate.

(iii) Payment. A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.

(iv) Additional Restrictions. At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.

(v) Dividend Equivalents. Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board. Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.

(vi) Termination of Participant’s Continuous Service. Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.

(c) Performance Awards.

(i) Performance Stock Awards. A Performance Stock Award is a Stock Award (covering a number of shares not in excess of that set forth in Section 3(d) above) that is payable (including that may be granted, may vest or may be exercised) contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Stock Award may, but need not, require the Participant’s completion of a specified period of Continuous Service. The length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. In addition, to the extent permitted by applicable law and the applicable Award Agreement, the Board may determine that cash may be used in payment of Performance Stock Awards.

(ii) Performance Cash Awards. A Performance Cash Award is a cash award (for a dollar value not in excess of that set forth in Section 3(d) above) that is payable contingent upon the attainment during a Performance Period of certain Performance Goals. A Performance Cash Award may also require the completion of a specified period of Continuous Service. At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be conclusively determined by the Committee (or, if not required for compliance with Section 162(m) of the Code, the Board), in its sole discretion. The Board may specify the form of payment of Performance Cash Awards, which may be cash or other property, or may provide for a Participant to have the option for his or her Performance Cash Award, or such portion thereof as the Board may specify, to be paid in whole or in part in cash or other property.

(iii) Board Discretion. The Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for a Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(iv) Section 162(m) Compliance. Unless otherwise permitted in compliance with the requirements of Section 162(m) of the Code with respect to an Award intended to qualify as “performance-based compensation” thereunder, the Committee will establish the Performance Goals applicable to, and the formula for calculating the amount payable under, the Award no later than the earlier of (a) the date 90 days after the commencement of the applicable Performance Period, and (b) the date on which 25% of the Performance Period has elapsed, and in any event at a time when the achievement of the applicable Performance Goals remains substantially uncertain. Prior to the payment of any compensation under an Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee will certify the extent to which any Performance Goals and any other material terms under such Award have been satisfied (other than in cases where such Performance Goals relate solely to the increase in the value of the Common Stock). Notwithstanding satisfaction of, or completion of any Performance Goals, the number of shares of Common Stock, Options, cash or other benefits granted, issued, retainable and/or vested under an Award on account of satisfaction of such Performance Goals may be reduced by the Committee on the basis of such further considerations as the Committee, in its sole discretion, will determine.

(d) Other Stock Awards. Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Stock Awards provided for under Section 5 and the preceding provisions of this Section 6. Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.

7. Covenants of the Company.

(a) Availability of Shares. The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Awards.

(b) Compliance with Law. The Company will seek to obtain from each regulatory commission or agency, as necessary, such authority as may be required to grant Stock Awards and to issue and sell shares of Common Stock upon exercise or vesting of the Stock Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act or other securities or applicable laws, the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary or advisable for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise or vesting of such Stock Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable law.

(c) No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the tax treatment of such Stock Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.

8. Miscellaneous.

(a) Use of Proceeds from Sales of Common Stock. Proceeds from the sale of shares of Common Stock pursuant to Awards will constitute general funds of the Company.

(b) Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c) Stockholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under, the Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to such Award has been entered into the books and records of the Company.

(d) No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state or foreign jurisdiction in which the Company or the Affiliate is domiciled or incorporated, as the case may be.

(e) Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f) Incentive Stock Option Limitations. To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds US$100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).

(g) Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Award, (i) to give written assurances satisfactory to the

Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that such Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on stock certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.

(h) Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company may, in its sole discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means through the Company or a Company Designee: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding such amount as may be necessary to avoid classification of the Stock Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(i) Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(j) Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. Deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k) Compliance with Section 409A of the Code. Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this

Plan (and unless the Award Agreement specifically provides otherwise), if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule.

(l) Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of an event constituting Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company.

9. Adjustments upon Changes in Common Stock; Other Corporate Events.

(a) Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), (iii) the class(es) and maximum number of securities that may be awarded to any person pursuant to Sections 3(d), and (iv) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards. The Board will make such adjustments, and its determination will be final, binding and conclusive.

(b) Dissolution or Liquidation. Except as otherwise provided in the Stock Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Stock Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service; provided, however, that the Board may, in its sole discretion, cause some or all Stock Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Stock Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.

(c) Corporate Transaction. The following provisions will apply to Stock Awards in the event of a Transaction unless otherwise provided in the Stock Award Agreement or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of a Stock Award. Except as otherwise stated in the Stock Award Agreement, in the event of a Transaction, then, notwithstanding any other provision of the Plan, each

Stock Award shall terminate and be cancelled to the extent not vested or exercised prior to the effective time of the Transaction unless the Board elects to take one or more of the following actions with respect to such Stock Award:

(i) arrange for the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company) to assume or continue the Stock Award or to substitute a similar stock award for the Stock Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Transaction);

(ii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Stock Award to the surviving corporation or acquiring corporation (or the surviving or acquiring corporation’s parent company);

(iii) accelerate the vesting, in whole or in part, of the Stock Award (and, if applicable, the time at which the Stock Award may be exercised) to a date prior to the effective time of such Transaction as the Board determines (or, if the Board does not determine such a date, to the date that is five (5) days prior to the effective date of the Transaction), with such Stock Award terminating if not exercised (if applicable) at or prior to the effective time of the Transaction; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Transaction, which exercise is contingent upon the effectiveness of such Transaction;

(iv) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Stock Award;

(v) cancel or arrange for the cancellation of the Stock Award, to the extent not vested or not exercised prior to the effective time of the Transaction, in exchange for such cash consideration or no consideration as the Board, in its sole discretion, may consider appropriate; and

(vi) make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Stock Award immediately prior to the effective time of the Transaction, over (B) any exercise price payable by such holder in connection with such exercise. For clarity, this payment may be zero (US$0) if the value of the property is equal to or less than the exercise price. Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Stock Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of a Stock Award.

(d) Change in Control. A Stock Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the Stock Award Agreement for such Stock Award or as may be provided in any other written agreement between the Company or any Affiliate and the Participant, but in the absence of such provision, no such acceleration will occur.

10. Plan Term; Earlier Termination or Suspension of the Plan.

The Board may suspend or terminate the Plan at any time. No Incentive Stock Options may be granted after the tenth anniversary of the earlier of (i) the date the Plan is adopted by the Board (the “Adoption Date”), or (ii) the date the Plan is approved by the stockholders of the Company. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

11. Existence of the Plan; Timing of First Grant or Exercise.

The Plan will come into existence on the Adoption Date; provided, however, that no Award may be granted prior to the IPO Date. In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award, Performance Stock Award, or Other Stock Award, no Stock Award will be granted) and no Performance Cash Award will be settled unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

12. Choice of Law.

The law of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13. Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a) “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405 of the Securities Act. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(b) “Award” means a Stock Award or a Performance Cash Award.

(c) “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(d) “Board” means the Board of Directors of the Company.

(e) “Capital Stock” means each and every class of common stock of the Company, regardless of the number of votes per share.

(f) “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Stock Award after the Adoption Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto). Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g) “Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events: (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States, any state thereof, or any applicable foreign jurisdiction; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company or any Affiliate; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company or any Affiliate or of any statutory duty owed to the Company or any Affiliate; (iv) such Participant’s unauthorized use or disclosure of the Company’s or any Affiliate’s confidential information or trade secrets; or (v) such Participant’s gross misconduct.

The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its sole discretion. Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.

(h) “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, (C) on account of the acquisition of securities of the Company by any individual who is, on the IPO Date, either an executive officer or a Director (either, an “IPO Investor”) and/or any entity in which an IPO Investor has a direct or indirect interest (whether in the form of voting rights or participation in profits or capital contributions) of more than 50% (collectively, the “IPO Entities”) or on account of the IPO Entities continuing to hold shares that come to represent more than 50% of the combined voting power of the Company’s then outstanding securities as a result of the conversion of any class of the Company’s securities into another class of the Company’s securities having a different number of votes per share pursuant to the conversion provisions set forth in the Company’s Amended and Restated Certificate of Incorporation; or (D) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;

(ii) there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction; provided, however, that a merger, consolidation or similar transaction will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the surviving Entity or its parent are owned by the IPO Entities;

(iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; provided, however, that a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries will not constitute a Change in Control under this prong of the definition if the outstanding voting securities representing more than 50% of the combined voting power of the acquiring Entity or its parent are owned by the IPO Entities; or

(iv) the stockholders of the Company approve or the Board approves a plan of complete dissolution or liquidation of the Company, or a complete dissolution or liquidation of the Company will otherwise occur, except for a liquidation into a parent corporation.

Notwithstanding the foregoing definition or any other provision of the Plan, the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company and the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply.

(i) “Code” means the U.S. Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j) “Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k) “Common Stock” means, as of the IPO Date, the Class A common stock of the Company, having one vote per share.

(l) “Company” means Pure Storage, Inc., a Delaware corporation.

(m) “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.

(n) “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Consultant or Director or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(o) “Corporate Transaction” means the consummation, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i) a sale or other disposition of all or substantially all, as determined by the Board, in its sole discretion, of the consolidated assets of the Company and its Subsidiaries;

(ii) a sale or other disposition of at least 90% of the outstanding securities of the Company;

(iii) a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or

(iv) a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of Common Stock outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

(p) “Covered Employee” will have the meaning provided in Section 162(m)(3) of the Code.

(q) “Director” means a member of the Board.

(r) “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(s) “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t) “Entity” means a corporation, partnership, limited liability company or other entity.

(u) “Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v) “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the IPO Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.

(w) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.

(ii) Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.

(iii) In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.

(x) “Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.

(y) “IPO Date” means the date of the underwriting agreement between the Company and the underwriter(s) managing the initial public offering of the Common Stock, pursuant to which the Common Stock is priced for the initial public offering.

(z) “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K; or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(aa) “Nonstatutory Stock Option” means any Option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.

(bb) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(cc) “Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(dd) “Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(ee) “Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.

(ff) “Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).

(gg) “Other Stock Award Agreement” means a written agreement between the Company and a holder of an Other Stock Award evidencing the terms and conditions of an Other Stock Award grant. Each Other Stock Award Agreement will be subject to the terms and conditions of the Plan.

(hh) “Outside Director” means a Director who either (i) is not a current employee of the Company or an “affiliated corporation” (within the meaning of Treasury Regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or an “affiliated corporation” who receives compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year, has not been an officer of the Company or an “affiliated corporation,” and does not receive remuneration from the Company or an “affiliated corporation,” either directly or indirectly, in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(ii) “Own,” “Owned,” “Owner,” “Ownership” means a person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(jj) “Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Stock Award.

(kk) “Performance Cash Award” means an award of cash granted pursuant to the terms and conditions of Section 6(c)(ii).

(ll) “Performance Criteria” means the one or more criteria that the Board will select for purposes of establishing the Performance Goals for a Performance Period. The Performance Criteria that will be used to establish such Performance Goals may be based on any one of, or combination of, the following as determined by the Board: (i) earnings (including earnings per share and net earnings); (ii) earnings before interest, taxes and depreciation; (iii) earnings before interest, taxes, depreciation and amortization; (iv) earnings before interest, taxes, depreciation, amortization and legal settlements; (v) earnings before interest, taxes, depreciation, amortization, legal settlements and other income (expense); (vi) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense) and stock-based compensation; (vii) earnings before interest, taxes, depreciation, amortization, legal settlements, other income (expense), stock-based compensation and changes in deferred revenue; (viii) total stockholder return; (ix) return on equity or average stockholder’s equity; (x) return on assets, investment, or capital employed; (xi) stock price; (xii) margin (including gross margin); (xiii) income (before or after taxes); (xiv) operating income; (xv) operating income after taxes; (xvi) pre-tax profit; (xvii) operating cash flow; (xviii) sales or revenue targets; (xix) increases in revenue or product revenue; (xx) expenses and cost reduction goals; (xxi) improvement in or attainment of working capital levels; (xxii) economic value added (or an equivalent metric); (xxiii) market share; (xxiv) cash flow; (xxv) cash flow per share; (xxvi) share price performance; (xxvii) debt reduction; (xxviii) implementation or completion of projects or processes (including, without limitation, clinical trial initiation, clinical trial enrollment, clinical trial results, new and supplemental indications for existing products, regulatory filing submissions, regulatory filing acceptances, regulatory or advisory committee interactions, regulatory approvals, and product supply); (xxix) stockholders’ equity; (xxx) capital expenditures; (xxxi) debt levels; (xxxii) operating profit or net operating profit; (xxxiii) workforce diversity; (xxxiv) growth of net income or operating income; (xxxv) billings; (xxxvi) bookings; (xxxvii) employee retention; (xxxviii) user satisfaction; (xxxix) the number of users, including but not limited to unique users; (xl) budget management; (xli) partner satisfaction; (xlii) entry into or completion of strategic partnerships or transactions (including in-licensing and out-licensing of intellectual property; and (xliii) to the extent that an Award is not intended to comply with Section 162(m) of the Code, other measures of performance selected by the Board.

(mm) “Performance Goals” means, for a Performance Period, the one or more goals established by the Board for the Performance Period based upon the Performance Criteria. Performance Goals may be based on a Company-wide basis, with respect to one or more business units, divisions, Affiliates, or business segments, and in either absolute terms or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board (i) in the Award Agreement at the time the Award is granted or (ii) in such other document setting forth the Performance Goals at the time the Performance Goals are established, the Board will appropriately make adjustments in the method of calculating the attainment of Performance Goals for a Performance Period as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of any “extraordinary items” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any business divested by the Company achieved performance objectives at targeted levels during the balance of a Performance Period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of common stock of the Company by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under the Company’s bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles; (12) to exclude the effects of any other unusual, non-recurring gain or loss or other extraordinary item; and (13) to exclude the effects of entering into or achieving milestones involved in licensing arrangements. In addition, the Board retains the discretion to reduce or eliminate the compensation or economic benefit due upon attainment of Performance Goals and to define the manner of calculating the Performance Criteria it selects to use for such Performance Period. Partial achievement of the specified criteria may result in the payment or vesting corresponding to the degree of achievement as specified in the Stock Award Agreement or the written terms of a Performance Cash Award.

(nn) “Performance Period” means the period of time selected by the Board over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of a Stock Award or a Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of the Board.

(oo) “Performance Stock Award” means a Stock Award granted under the terms and conditions of Section 6(c)(i).

(pp) “Plan” means this Pure Storage, Inc. 2015 Equity Incentive Plan.

(qq) “Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).

(rr) “Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant. Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.

(ss) “Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).

(tt) “Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant. Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.

(uu) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(vv) “Securities Act” means the U.S. Securities Act of 1933, as amended.

(ww) “Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(xx) “Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant. Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(yy) “Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, a Performance Stock Award or any Other Stock Award.

(zz) “Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award grant. Each Stock Award Agreement will be subject to the terms and conditions of the Plan.

(aaa) “Subsidiary” means, with respect to the Company, (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.

(bbb) “Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

(ccc) “Transaction” means a Corporate Transaction or a Change in Control.

PURE STORAGE, INC.
650 CASTRO STREET, SUITE 400 MOUNTAIN VIEW, CALIFORNIA 94041
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/PSTG2017
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E29322-P90696
KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
DETACH AND RETURN THIS PORTION ONLY
PURE STORAGE, INC.
The Board of Directors recommends you vote FOR ALL of the following nominees:
For All Withhold All For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of three Class II directors to serve until our Annual Meeting of Stockholders in 2020.
Nominees:
01) Mark Garrett 02) Frank Slootman 03) Mike Speiser
The Board of Directors recommends you vote FOR the following proposals:
For Against Abstain
2. Ratification of the selection of Deloitte & Touche LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2018.
3. An advisory vote on our named executive officer compensation.
The Board of Directors recommends you vote 1 YEAR on the following proposal:
4. An advisory vote on the frequency of future advisory votes on our named executive officer compensation.
The Board of Directors recommends you vote FOR the following proposal:
5. Re-approval of the provisions of our 2015 Equity Incentive Plan relating to Section 162(m) of the Internal Revenue Code.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
1 Year 2 Years 3 Years Abstain
For Against Abstain
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date
Signature (Joint Owners) Date
V.1.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.
E29323-P90696
PURE STORAGE, INC. Annual Meeting of Stockholders June 20, 2017 10:00 AM PT
This proxy is solicited by the Board of Directors
The stockholder(s) hereby appoint(s) Scott Dietzen, Timothy Riitters and Joseph FitzGerald, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of PURE STORAGE, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 a.m., PT on June 20, 2017, at www.virtualshareholdermeeting.com/PSTG2017, and any adjournment or postponement thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.
Continued and to be signed on reverse side
V.1.2